Exhibit 99.8

PUBLIC ACCOUNTS 2018-2019

VOLUME 1

CONSOLIDATED FINANCIAL STATEMENTS OF THE GOUVERNEMENT DU QUÉBEC

Fiscal year ended March 31, 2019

Published in accordance with section 86
of the Financial Administration Act (CQLR, chapter A-6.001)

Public Accounts 2018-2019 – Volume 1

Legal deposit - Bibliothèque et Archives nationales du Québec

November 2019

ISSN 0706-2850 (Print version)
ISSN 1925-1823 (PDF)

© Gouvernement du Québec, 2019

His Honour the Honourable J. Michel Doyon

Lieutenant-Governor of Québec

Parliament Building

Québec

Your Honour,

I am pleased to present you with the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2019.

Eric Girard

Minister of Finance

Québec, November 2019

Mr. Eric Girard

Minister of Finance

Parliament Building

Québec

Dear Minister,

In accordance with the commission entrusted to me, I have the honour of presenting the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2019. These accounts have been prepared under section 86 of the Financial Administration Act (CQLR, chapter A-6.001), in accordance with the Government's accounting policies.

Respectfully yours,

Simon-Pierre Falardeau, CPA, CA

Comptroller of Finance

Québec, November 2019

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

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PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

Notes to the consolidated financial statements

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PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

Appendices to the consolidated financial statements

1. National Assembly, appointed persons, government departments and bodies whose financial transactions were conducted from the general fund of the Consolidated Revenue Fund	183

2. Government bodies, special funds and sinking funds	185

3. Organizations in the Government's health and social services and education networks	188

4. Government enterprises	193

5. Government departments and bodies that conduct fiduciary transactions not included in the Government's reporting entity	194

6. Segment disclosures	196

7. Fiduciary transactions conducted by the Government	201

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PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

Presentation of the Public Accounts

The 2018-2019 Public Accounts present the results and financial position of the Gouvernement du Québec. They include a financial analysis to increase their usefulness and transparency. The analysis presents the changes in the main trends for the major consolidated financial statement items.

The Ministère des Finances considers that the use of indicators is efficient for studying changes in the state of the Government's finances. Therefore, ten indicators are presented in the section "Analysis of the consolidated financial statements".

The 2018-2019 Public Accounts present information on the actual results for the fiscal year ended March 31, 2019. The initial forecasts of the results for this fiscal year were presented in Budget 2018-2019 on March 27, 2018 and revised in the Update on Québec's Economic and Financial Situation on December 3, 2018. Preliminary results were presented in Budget 2019-2020 on March 21, 2019. The comparative analysis with the Budget that appears in the present publication was made using the initial forecasts presented in Budget 2018-2019 on March 27, 2018, according to the standards adopted by the Public Sector Accounting Board (PSAB).

The Public Accounts for the fiscal year ended March 31, 2019 have been prepared by the Comptroller of Finance for the Minister of Finance in accordance with the accounting policies established by the Conseil du trésor and pursuant to the provisions of section 86 of the Financial Administration Act (CQLR, chapter A-6.001). They are published in two volumes.

Preparing the Public Accounts requires the participation and collaboration of many employees from different government departments, funds, bodies, and organizations in the health and social services and education networks as well as employees from government enterprises. We would like to thank all of them for their help in publishing these documents.

Volume 1 - Consolidated financial statements of the Gouvernement du Québec

Volume 1 presents the consolidated financial statements of the Gouvernement du Québec, as well as a financial analysis that facilitates understanding of the transactions carried out in fiscal 2018-2019.

The information presented in the financial analysis reflects the portfolios and responsibilities set out in the 2018-2019 Expenditure Budget. Portfolios whose name was changed in the 2019-2020 Expenditure Budget are the following:

  Affaires municipales et Occupation du territoire has been changed for Affaires municipales et Habitation;

  Développement durable, Environnement et Lutte contre les changements climatiques has been changed for Environnement et Lutte contre les changements climatiques;

  Économie, Science et Innovation has been changed for Économie et Innovation;

  Transports, Mobilité durable et Électrification des transports has been changed for Transports.

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PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

Presentation of the Public Accounts (cont'd)

The consolidated financial statements consist of many items.

  A consolidated statement of operations, which accounts for the annual surplus or deficit arising from operations during the fiscal year. It presents the Government's revenue, the cost of services and other expenses for the year.

  A consolidated statement of accumulated deficit, which shows the change in the accumulated deficit taking into consideration the results for the fiscal year, items charged directly to it and various restatements stemming from accounting changes.

  A consolidated statement of financial position, which presents the financial resources of the Gouvernement du Québec as well as its obligations. It establishes the net debt, which consists of the accumulated deficit and non-financial assets.

  A consolidated statement of change in net debt, which accounts for the combined effect on the net debt of the results for the fiscal year, the change in non-financial assets, items charged directly to the accumulated deficit and restatements stemming from accounting changes.

  A consolidated statement of cash flow, which provides information on the cash flow generated by or used during the fiscal year within the context of operating, equity investment, fixed asset investment and financing activities.

  Notes and appendices, which provide additional information on the items of the consolidated financial statements and which are an integral part of these statements. They also include a summary of the main accounting policies used to prepare the consolidated financial statements, as well as consolidated information by government mission on operations.

In accordance with the Auditor General Act (CQLR, chapter V-5.01), the Auditor General of Québec prepares, as an independent auditor, a report included with the Government's consolidated financial statements in which she expresses her opinion on the financial statements.

Volume 2 - Financial information on the Consolidated Revenue Fund: general fund and special funds

Volume 2 presents the financial information on the Consolidated Revenue Fund, which is made up of the general fund and the special funds. This volume is divided into two parts. The first part reports on the revenue of government departments and budget-funded bodies, their authorized appropriations, the expenses and other costs charged to each of these appropriations and, lastly, the financial operations of the specified purpose accounts they administer. The second part presents the revenue of the special funds as well as their approved and realized expenses and investments.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

1. Highlights for the 2018-2019 fiscal year

Consolidated operations

FISCAL YEAR ENDED MARCH 31, 2019

(millions of dollars)

Note: Based on the data presented in the "Summary of consolidated operations" table on page 20. The proportions expressed in percentages are determined on the basis of total revenue.

(1) Own-source revenue includes Generations Fund revenue of $2 491 M, $3 477 M and $2 293 M for Budget 2018-2019 of March 27, 2018, for actual 2018-2019 results and for actual 2017-2018 results, respectively.

Budget balance

In Budget 2018-2019 of March 27, 2018 (hereinafter "the Budget"), the Government forecast an annual surplus of $904 million for fiscal 2018-2019. Within the meaning of the Balanced Budget Act[1] and taking into account the allocation of $2 491 million in revenue to the Generations Fund as well as the use of $1 587 million from the stabilization reserve, a balanced budget was forecast.

The results for fiscal 2018-2019 show an annual surplus of $8 280 million. Taking into account the deposits of $3 477 million in dedicated revenues in the Generations Fund, the budget balance as at March 31, 2019 is $4 803 million, an improvement of $4 803 million compared with the Budget forecast. This sum has been allocated in its entirety to the stabilization reserve, in accordance with the Balanced Budget Act. In addition, the Act to reduce the debt and establish the Generations Fund allow the Government to use a portion of this reserve for the purpose of depositing it in the Generations Fund. For fiscal 2018-2019, no amount from the stabilization reserve was deposited in the Generations Fund.
_______________________________________

[1]  CQLR, chapter E-12.00001

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PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

1. Highlights for the 2018-2019 fiscal year (cont'd)

Consolidated revenue

Total consolidated revenue stands at $114 746 million, which represents an upward adjustment of $5 149 million or 4.7% compared with the Budget forecast. Relative to fiscal 2017-2018, this revenue is up by $6 342 million, or 5.9%.

  Budget 2018-2019 forecast a growth rate of 2.2% for consolidated revenue, whereas the actual rate was 5.9%. This higher-than-anticipated growth is attributable to upward adjustments in revenue of $2 746 million in income and property taxes, $80 million in consumption taxes, $564 million in duties and permits, $1 097 million in miscellaneous revenue and $1 216 million in revenue from government enterprises, which were partially offset by downward revisions of $554 million in federal government transfers.

  The increase of $6 342 million in revenue for the current fiscal year relative to the previous fiscal year can be attributed to revenue increases of $3 034 million in income and property taxes, $672 million in consumption taxes, $351 million in duties and permits, $1 195 million in miscellaneous revenue, $455 million in revenue from government enterprises, as well as a $635-million increase in federal government transfers.

Consolidated expenditure

Consolidated expenditure stands at $106 466 million, which represents a downward adjustment of $2 227 million, or 2.0%, compared with the Budget forecast. Relative to the previous fiscal year, consolidated expenditure is up by $2 977 million, or 2.9%.

  The difference between expenditure of the current fiscal year and the figure announced in the initial Budget can be explained by downward spending adjustments of $540 million for the "Health and Social Services" mission, $94 million for the "Support for Individuals and Families" mission, $1 214 million for the "Administration and Justice" mission and $658 million for "Debt service", which were partially offset by upward spending adjustments of $106 million for the "Education and Culture" mission and $173 million for the "Economy and Environment" mission.

  The increase of $2 977 million in expenditure for fiscal 2018-2019 relative to the previous fiscal year is due to spending increases of $1 346 million for the "Health and Social Services" mission, $1 073 million for the "Education and Culture" mission, $274 million for the "Economy and Environment" mission, $279 million for the "Support for Individuals and Families" mission, $500 million for the "Administration and Justice" mission and to a decrease of $495 million in spending for the "Debt service" mission.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

2. Overview of Budget 2018-2019

Own-source revenue

Own-source revenue, excluding that from government enterprises, was expected to grow by 2.3%. This growth reflected expectations of economic activity in Québec and the impacts of measures implemented, for example, in various budgets, such as the school tax reform, the enhancement of the tax credit for experienced workers and the effect of the gradual reduction in the contribution rate to the Health Services Fund for all Québec SMBs.

Revenue from government enterprises

Revenue from government enterprises in 2018-2019 was expected to fall by 8.5% before the allocation to the Generations Fund. This was attributed chiefly to Hydro-Québec's anticipated results, which declined due to the return to normal temperatures, and to those of Investissement Québec, which decreased due to the amendment of an accounting standard.

Federal government transfers

Federal government transfer revenue was expected to increase by 4.4% in 2018-2019. This change was due mainly to a 5.9% increase in equalization revenue, resulting in particular from a $576-million adjustment payment to Québec.

Consolidated expenditure

Budget 2018-2019 anticipated a 4.7% growth in consolidated expenditure, excluding debt service. The budget forecast an increase of $1 822 million in spending for the "Health and Social Services" mission, $1 209 million in spending for the "Education and Culture" mission, $543 million in spending for the "Economy and Environment" mission, $257 million in spending for the "Support for Individuals and Families" mission and $665 million in spending for the "Administration and Justice" mission.

Consolidated debt service

Debt service was expected to climb by 1.5%. This change was attributed mainly to the anticipated growth in interest rates and the level of the debt.

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PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

3. Risks and uncertainties

The following factors are elements of risk and uncertainty that are not directly dependent on the Government but that can cause actual results to differ from forecast results, particularly:

  the economic forecasts the Government uses to determine its annual budgetary revenue, particularly those concerning changes in economic growth, employment and the Consumer Price Index. For example, a 1.0% difference in nominal GDP has an impact of about $750 million on the Government's own-source revenue;

  the level of spending, whose cost is related to the economic situation. For example, changes in the labour market affect the cost of employment assistance and income security programs. Similarly, in the health sector, the aging of the population raises the risk of cost overruns for medication and public services. To this must be added the public capital investment completion rate which affects expenditures related to the depreciation of fixed assets;

  revenue from government enterprises which varies according to assumptions concerning such things as weather conditions, which are hard to predict. For example, a variation of 1ºC in winter temperatures compared to normal temperatures has a nearly $50-million impact on Hydro-Québec's net earnings;

  the economic, taxation and population data the Government uses to determine revenue from federal government transfers, as well as the negotiations carried out regularly with the federal government. These data and negotiations can both affect federal government transfer revenue;

  unforeseen situations such as natural catastrophes, work stoppages, etc.;

  the change in interest rates and in returns of the Retirement Plans Sinking Fund, which have an impact on debt service;

  the risk that a financial intermediary will default on its contractual obligations (credit risk);

  the settlement of certain claims and lawsuits pending against the Government before the courts.

The consolidated financial statements also set forth in Note 2, the uncertainties to which the estimates needed to prepare these statements are subject.

To reduce its exposure to risk, the Government develops management strategies for some of these variables. With the help of economic, fiscal and budgetary policies, the Government can influence its revenue and expenditure (other than debt service) by:

  using economic forecasts that do not anticipate overly high or overly low revenue-a situation that could lead to inappropriate policy decisions;

  monitoring economic, budgetary and financial indicators, including the monthly reports on its budgetary revenue and expenditure, and monitoring the results of the consolidated entities;

  implementing economic support measures.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

3. Risks and uncertainties (cont'd)

A government cannot prevent a recession or the impact of an economic slowdown single-handedly. However, it has the necessary means to play a stabilizing role in order to offset the effects of an economic slowdown and speed up the recovery.

In addition, financing policies also lead the Government to have an impact on its debt service through various strategies.

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PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

4. Variance analysis

Summary of consolidated operations

FISCAL YEAR ENDED MARCH 31, 2019

(millions of dollars)

(1) Based on the data presented in Budget 2018-2019 of the Ministère des Finances tabled on March 27, 2018. Certain figures from Budget 2018-2019 have been reclassified for consistency with the presentation adopted in the consolidated financial statements.

(2) Certain figures for 2017-2018 have been reclassified for consistency with the presentation adopted as at March 31, 2019.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

4. Variance analysis (cont'd)

4.1 Comparison of actual results with the Budget

Consolidated revenue

Consolidated revenue for fiscal 2018-2019 was $5 149 million higher than forecast in the Budget, owing to an upward adjustment of $5 703 million in own-source revenue and a downward adjustment of $554 million in federal government transfers.

Own-source revenue

The upward adjustment of $5 703 million in own-source revenue compared with the Budget results from:

  revenue from income and property taxes that was $2 746 million higher than expected, due in particular to:

- higher-than-expected personal income tax revenue of $1 224 million, due in part to a higher-than-anticipated level of taxable income in 2018, including a level of wages and salaries that was higher than expected,

- a $331-million increase in contributions dedicated to health services, reflecting notably the higher-than-forecast level of wages and salaries,

- higher-than-expected corporate tax revenue of $1 155 million, notably owing to higher instalment payments;

  an $80-million upward adjustment in consumption tax revenue, stemming notably from the fact that revenue from the sales tax was higher than forecast, partly as a result of stronger-than-expected growth in residential investment;

  a $564-million upward adjustment in duties and permits, arising in particular from higher-than-expected revenue from emission allowances under Québec's cap-and-trade system for greenhouse gas emission allowances;

  miscellaneous revenue that was $1 097 million higher than forecast, due primarily to:

- an $895-million increase in income from portfolio investments of the Generations Fund resulting from gains on the disposal of investments in order to make withdrawals totalling $8 billion to repay government debts,

- a climb in premiums paid by members and persons 65 years of age or over for the Public Prescription Drug Insurance Plan;

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PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

4. Variance analysis (cont'd)

4.1 Comparison of actual results with the Budget (cont'd)

Consolidated revenue (cont'd)

Own-source revenue (cont'd)

• a $1 216-million upward adjustment in revenue from government enterprises, owing primarily to the better-than-anticipated results of:

- Hydro-Québec, due to colder-than-expected temperatures and an exceptional gain related to the partial disposal of the TM4 subsidiary,

- Loto-Québec, mainly due to a higher-than-expected performance in the lottery sector,

- Investissement Québec, due to an increase in value of its investments.

Federal government transfers

Federal government transfers were $554 million lower than forecast in the Budget. The main changes were as follows:

  a $264-million decrease in revenue allocated mainly to the modernization of drinking water and wastewater infrastructure resulting from the extension of the deadline for municipalities to complete their work;

  a $187-million decrease in revenue from health transfers, transfers for post-secondary education and other social programs due to:

- the inclusion of the 2016 Census, which led to a downward revision of Québec's demographic weight within Canada,

- the increase in the value of the Québec special abatement, which is subtracted from these transfers;

  a $160-million decrease in federal gas tax revenues recognized for municipal infrastructure funding,

  a $129-million decrease in revenue from the federal Disaster Financial Assistance Arrangements in connection with the flooding in Québec in spring 2017.
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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

4. Variance analysis (cont'd)

4.1 Comparison of actual results with the Budget (cont'd)

Consolidated expenditure

Total consolidated expenditure for fiscal 2018-2019, excluding debt service, stood at $97 744 million, which represents a downward adjustment of $1 569 million compared with the Budget forecast. The differences in the consolidated expenditure in each mission can be attributed to:

  a decrease of $540 million in spending for the "Health and Social Services" mission, stemming essentially from:

- a decrease of $275 million, in the evolution in medical services provided by physicians,

- $74 million in savings under the registration agreements entered into with manufacturers of innovative medicines and the Canadian Generic Pharmaceutical Association;

  a $106-million increase in spending for the "Education and Culture" mission, resulting mainly from:

- an increase of $71 million in school board expenses, mainly due to additional investments in the network, in particular due to the increase in the number of customers compared to the number anticipated, as well as for building rental, maintenance and repair,

- an increase of $83 million in the expenditure of the universities not included in the Government's reporting entity, mainly due to reinvestments, in particular for building maintenance and repair and the higher-than-expected costs related to the student population review for all universities,

- the cost of the tax credit for film production, which was $40 million higher than forecast,

- a $118-million decline in the cost of student financial assistance, primarily on account of a decrease in the number of financial assistance applications;

  a $173-million increase in spending for the "Economy and Environment" mission, stemming notably from:

- an increase of $418 million in spending on targeted initiatives to increase the potential of Québec's economy, in particular to develop strategic spaces to host innovative enterprises,

- a $250-million increase in contribution allocated for the holders of taxi owner's permits under the financial assistance program for modernizing taxi transportation services,

- an increase of $169 million due to an other-than-temporary decline in the value of shares held by the Mining and Hydrocarbon Capital Fund,

- an increase of $133 million in spending, due in particular to additional costs for winter maintenance of the road network and the enhancement of the paratransit subsidy program, as part of the implementation of the Sustainable Mobility Policy,

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PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

4. Variance analysis (cont'd)

4.1 Comparison of actual results with the Budget (cont'd)

Consolidated expenditure (cont'd)

- a decrease of $264 million in spending, mainly on water and wastewater infrastructure upgrades, due to the extension of the deadline for municipalities to complete their work,

- a decrease of $225 million caused mainly by lower transfers to municipal bodies, owing to the fact that their investments in municipal infrastructure, in particular public transit infrastructure, were lower than forecast,

- a decrease of $155 million in the allowance for losses on guaranteed financial initiatives for the Economic Development Fund,

- a decrease of $117 million in spending under the Green Fund, due in particular to the slower-than-expected pace of implementation of the 2013-2020 Climate Change Action Plan;

  a $94-million decrease in spending for the "Support for Individuals and Families" mission, resulting in particular from:

- a decrease from planned spending of $95 million in the tax credit for the work premium and in the tax shield,

- a decrease of $38 million in spending for child care services, due in particular to a decline in the occupancy rate of home childcare spaces,

- a decrease of $15 million in spending on the development of a simplified access to government programs and services (Services Québec) and on the registration of Québec firearms,

- an increase of $82 million in the Family Allowance due to the enhancement relating to second and third children;

  a $1 214-million reduction in spending for the "Administration and Justice" mission, owing in particular to:

- a drop of $687 million attributable to the use of part of the sums provided for in the contingency fund for the "Health and Social Services", "Education and Culture", "Economy and Environment" and "Support for Individuals and Families" missions,

- a decline of $169 million in expenditures for bad debts in respect of personal income tax, corporate taxes and the Québec sales tax,

- a decrease of $129 million due to the disaster financial assistance program for the flooding that occurred in Québec in spring 2017,

- lower-than-expected costs of $50 million in personnel and professional services at the Agence du Revenu du Québec.

Consolidated debt service was $658 million less than forecast in the Budget, mainly because of lower-than-expected interest rates and accelerated debt repayment from the Generations Fund.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

4. Variance analysis (cont'd)

4.2 Comparison of actual results with the previous fiscal year

Consolidated revenue

The Government's total revenue for fiscal 2018-2019 was up $6 342 million from the previous fiscal year, as a result of an increase of $5 707 million in own-source revenue and of $635 million in federal government transfers.

Own-source revenue

The increase of $5 707 million, or 6.6%, in own-source revenue is due to:

  a $3 034-million climb in revenue from income and property taxes, caused in particular by:

- growth of $1 041 million in corporate tax revenue, owing primarily to the increase of instalment payments and revenues recognized as a result of the processing of tax returns,

- an increase of $2 245 million in personal income tax revenue, stemming mainly from growth in average weekly remuneration and number of jobs compared with the previous fiscal year,

- a $138-million rise in contributions dedicated to health services, stemming mainly from the growth in weekly remuneration and number of jobs, offset in part by a reduction in the contribution rate for all Québec SMBs,

- a decrease of $390 million in school property tax revenue due to the implementation, on July 1, 2018, of the school tax system reform, which aims to reduce school taxes in Québec and establish a regional school tax system;

  a $672-million increase in revenue from consumption taxes, resulting essentially from the sales tax revenue which is attributable largely to an increase in taxable sales, offset in part by higher input tax refunds stemming from the growth in exports and the gradual elimination of the restrictions on input tax refunds for large businesses;

  a $351-million increase in revenue from duties and permits, which is explained mainly by:

- growth of $123 million in mining revenues, attributable to favourable economic conditions in this sector,

- a $78-million rise in revenues under Québec's cap-and-trade system for greenhouse gas emission allowances resulting from an increase in the cost of allowances and an increase in the volume of sales,

- an increase of $43 million in the share payable by energy distributors to Transition énergétique Québec;

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PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

4. Variance analysis (cont'd)

4.2 Comparison of actual results with the previous fiscal year (cont'd)

Consolidated revenue (cont'd)

Own-source revenue (cont'd)

  a $1 195-million increase in miscellaneous revenue, explained in particular by:

- an increase of $997 million in revenue from the Generations Fund, resulting largely from gains on the disposal of investments to make withdrawals totalling $8 billion to repay government debts;

  a $455-million increase in revenue from government enterprises, owing essentially to:

- the $354-million increase in Hydro-Québec's net results, due in particular to the impact of the partial sale of a subsidiary,

- growth of $73 million in the net results of Loto-Québec, arising mainly from an increase in revenue from the lottery sector.

Federal government transfers

The increase of $635 million in federal government transfers can be explained by:

  a $651-million rise in equalization revenue, stemming essentially from the receipt of an adjustment payment to bring the increase in the Canadian equalization envelope in line with the increase in Canada's nominal GDP, in accordance with the Federal-Provincial Fiscal Arrangements Act;

  a climb of $210 million in health transfer revenue, explained in particular by annual growth of 3.0% in the Canada Health Transfer (CHT) cash envelope for the provinces as a whole, as well as the increase in amounts received under the health funding agreement, partially offset by an adjustment of the value of the special Québec abatement;

  a $174-million decline in transfer revenue for other programs, explained mainly by:

- a decrease of $170 million in revenue allocated to modernizing municipal drinking water and wastewater treatment infrastructure due to the extension of the deadline for municipalities to complete their work and the financing, in 2017-2018, of the project to disinfect the effluent from the Jean-R. Marcotte wastewater treatment plant,

- a $106-million decrease in the revenue of the Société de financement des infrastructures locales du Québec as part of the drinking water infrastructure program, attributable to the slowdown in work carried out by municipalities following the extension of the program until December 31, 2019,

- an $89-million decrease in the revenue stemming from the disaster financial assistance program for the flooding that occurred in Québec in spring 2017,

- a $138-million rise in revenue attributable to the "Canada Student Loans Program".

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

4. Variance analysis (cont'd)

4.2 Comparison of actual results with the previous fiscal year (cont'd)

Consolidated expenditure

The increase of $3 472 million, or 3.7%, in consolidated expenditure excluding debt service can be attributed to the following changes:

  an increase of $1 346 million, or 3.4%, in spending for the "Health and Social Services" mission, resulting from:

- growth of $910 million in the remuneration expenditure of organizations in the health and social services network, attributable primarily to the wage indexation of 2.0% provided for in the collective agreements and effective as at April 1, 2018, as well as payroll increases to implement the new investments announced by the Government and to update those announced previously,

- growth of $525 million in the operating expense of organizations in the health and social services network, attributable primarily to the increase in the cost of drugs, in particular those related to the oncology sector, the increase in the remuneration paid to non-institutional resources, as well as increased spending on maintenance and repair, medical and surgical supplies and new investments,

- an increase of $111 million in transfer expenditure from bodies in the health and social services network, due in particular to increased funding and a 1.6% indexation of the envelope allocated to the Support Program for Community Organizations to enhance the services offered to the population, as well as the settlement of a legal action brought by the Corporation des services d'ambulance du Québec,

- a $94-million increase in expenditure resulting from the new refundable senior assistance tax credit,

- a $203-million decrease in the pension plans expense, due mainly to the one-time additional contributory amount paid into the Pension Plan of Management Personnel (PPMP) in 2017-2018 following the passage of the Act to foster the financial health and sustainability of the Pension Plan of Management Personnel and to amend various legislative provisions;

  an increase of $1 073 million, or 4.7%, in spending for the "Education and Culture" mission, resulting in particular from:

- a $574-million increase in the remuneration expenditure of schools boards, attributable to indexation and staff advancement, an increase in teaching staff following an increase in the number of students and the provision of additional pedagogical services,

- a $223-million climb in the transfer expenditures of the Ministère de l'Éducation et de l'Enseignement supérieur, mainly due to increased funding for universities not included in the Government's reporting entity, in particular for the Plan for Success in Higher Education,

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PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

4. Variance analysis (cont'd)

4.2 Comparison of actual results with the previous fiscal year (cont'd)

Consolidated expenditure (cont'd)

- an increase of $219 million in school board operating expenses, mainly as a result of:

- a $106-million increase related to the rise in the costs of building conservation, school transportation, building rental and sports, cultural and social activities to accommodate the growing number of students,

- a $45-million increase in amortization expenses resulting from several space expansions and additions completed in 2018-2019,

- an increase of $62 million in CEGEP remuneration expenditure, due in particular to indexation and staff advancement, as well as investments under the Plan for Success in Higher Education,

- an increase of $56 million in refundable tax credits for film productions, due to a 16% increase in the number of applications,

- a $162-million decrease in the pension plans expense, due mainly to the one-time additional contributory amount paid into the Pension Plan of Management Personnel (PPMP) in 2017-2018, following the passage of the Act to foster the financial health and sustainability of the Pension Plan of Management Personnel and to amend various legislative provisions;

  an increase of $274 million, or 1.9%, in spending for the "Economy and Environment" mission, due in particular to:

- an increase of $308 million in spending by the Ministère de l'Économie, de la Science et de l'Innovation, mainly to support the development of strategic spaces for innovative businesses and the economic development of the Ville de Montréal,

- an increase of $160 million due to the other-than-temporary decline in the value of shares held by the Mining and Hydrocarbon Capital Fund,

- an increase of $127 million in spending by the Ministère des Transports, de la Mobilité durable et de l'Électrification des transports, mainly due to increased funding for paratransit and winter road maintenance expenses,

- an increase of $108 million in spending under the Green Fund due to:

- a $67-million increase in grants for the purchase of electric vehicles and charging stations,

- a $41-million increase in grants for the energy efficiency and conversion to low-greenhouse gas emissions program,

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

4. Variance analysis (cont'd)

4.2 Comparison of actual results with the previous fiscal year (cont'd)

Consolidated expenditure (cont'd)

- a $98-million increase in transfer expenditures from the Société d'habitation du Québec, mainly due to:

- a $22-million grant to the Kativik Municipal Housing Bureau to allow it to build warehouses in Nunavik,

- a $15-million operating deficit for the Low-Rental Housing Program - regular public component,

- a $15-million increase in expenditure under the AccèsLogis Québec Program, due to the increase in the number of housing units,

- a $15-million increase in spending under the program to fund municipal housing program of the Ville de Montréal,

- a $251-million decrease in expenditure following the transfer of the Agence métropolitaine de transport's activities (AMT) on June 1, 2017 to the Autorité régionale de transport métropolitain (ARTM),

- a decrease of $170 million in spending allocated to modernizing municipal drinking water and wastewater treatment infrastructure due to the extension of the deadline for municipalities to complete their work and, the financing, in 2017-2018, of the project to disinfect the effluent from the Jean-R. Marcotte wastewater treatment plant,

- a $117-million decrease in the expenditures of the Land Transportation Network Fund, attributable primarily to:

- one-time contributions of $707 million made in 2017-2018 to the ARTM for the Réseau express métropolitain (REM),

- one-time contributions of $467 million to the ARTM in 2018-2019 to help it carry out its responsibilities, implement mitigation measures during the completion of the REM and develop public transit,

- a decrease of $109 million in the financing allocated for Phase III of the Réno-Systèmes program of the Société de transport de Montréal for modernizing the equipment of the Montréal metro,

- a $142-million increase in grants under the Canada-Québec Agreement on the Public Transit Infrastructure Fund,

- a $47-million increase in funding to municipalities under local roads financial assistance programs,

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4. Variance analysis (cont'd)

4.2 Comparison of actual results with the previous fiscal year (cont'd)

Consolidated expenditure (cont'd)

- a $113-million decrease in the expenditures of the Ministère du Développement durable, de l'Environnement et de la Lutte contre les changements climatiques, mainly due to the granting of non-recurring subsidies in 2017-2018 to the Ville de Montréal, watershed bodies and the Fonds d'action québécois pour le développement durable;

  an increase of $279 million, or 2.8%, in spending for the "Support for Individuals and Families" mission, resulting in particular from:

- a $96-million increase in the Family Allowance, due to enhanced assistance to families for second and third children,

- a $40-million increase in grants for the last resort financial assistance program,

- a $35-million rise in the amount of tax credits claimed for childcare expenses;

  an increase of $500 million, or 7.1%, in spending for the "Administration and Justice" mission, due notably to:

- a $161-million increase in spending related to contaminated sites,

- an $80-million increase in expenses due to the October 1, 2018 general election,

- growth of $64 million in the transfer expenditures attributable to the electricity discount program to promote investments by businesses that pay the industrial rate for large-power consumers (Rate L),

- a $60-million increase in expenditure by the Sûreté du Québec due to the costs of the June 2018 G7 leaders' summit and ministerial meeting, as well as salary increases for police officers,

- a $54-million increase in the allowance for doubtful accounts expense mainly due to the increase in the volume of accounts receivable subject to the allowance for doubtful accounts at Revenu Québec,

- a $45-million dollar increase in spending by the Conseil exécutif, mainly as a result of increased funding for the Aboriginal Affairs, Fonds bleu and Youth Action Strategy programs,

Lastly, debt service was down $495 million, or 5.4%, from 2017-2018. This decrease is mainly due to growth in the income of the Retirement Plans Sinking Fund, which is applied against debt service.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

5. Balanced Budget Act

Budget balance

The purpose of the Balanced Budget Act is to balance the budget of the Québec government. It stipulates that the Government may not incur a budgetary deficit.

Fiscal 2018-2019 ended with a budget balance of $4 803 million, which takes into account the allocation of $3 477 million to the Generations Fund.

Budget balance within the meaning of the Balanced Budget Act

FISCAL YEAR ENDED MARCH 31, 2019

(millions of dollars)

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5. Balanced Budget Act (cont'd)

Stabilization reserve

The Act provides for the establishment of a stabilization reserve to facilitate the Government's multi-year budget planning. From an accounting standpoint, this reserve has no impact on the annual surplus.

The stabilization reserve is used to maintain a balanced budget; its balance is reduced by the amount needed to achieve that objective. In addition, the Government may, on the conditions it determines, use the stabilization reserve to deposit sums in the Generations Fund. Its balance is reduced by the amount deposited in the Fund.

The sums allocated annually to the stabilization reserve correspond to the amount of the recorded surplus for that fiscal year, i.e. a budget balance that is greater than zero, established in accordance with the provisions of the Balanced Budget Act.

The surplus of $4 803 million recorded in 2018-2019 has thus been allocated to the stabilization reserve, bringing the balance of the reserve to $11 977 million as at March 31, 2019.

Stabilization reserve

FISCAL YEAR ENDED MARCH 31, 2019

(millions of dollars)

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

5. Balanced Budget Act (cont'd)

Budget balance and stabilization reserve

Change in budget balance and stabilization reserve(1)

(millions of dollars)

(1) From an accounting standpoint, this reserve has no impact on the annual surplus.

In 2009-2010, the financial crisis and global recession that had held sway since the year before led to a substantial deterioration in the Government's financial balances. The provisions of the Balanced Budget Act, as passed on April 21, 2015 and which prohibit a budgetary deficit, did not apply to the 2009-2010 to 2014-2015 fiscal years. Over that period, the Government showed budgetary deficits annually in compliance with the Act.

Since 2015-2016, the Government has shown budgetary surpluses that have been allocated to the stabilization reserve. The budget balance for fiscal 2018-2019 is $4 803 million and it is allocated to the stabilization reserve, bringing the latter to $11 977 million as at March 31, 2019.

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5. Balanced Budget Act (cont'd)

Generations Fund

The purpose of the Generations Fund, created under the Act to reduce the debt and establish the Generations Fund, is to reduce the Government's debt. In accordance with this Act, the fund's assets are used exclusively to repay the Government's gross debt.

Budget 2018-2019 forecast that the revenue of the Generations Fund would amount to $2 491 million. The fund's actual revenue is $3 477 million, or $986 million more than forecast. Taking into account the amount of $8 billion used to repay debts, the fund's balance is $8 293 million as at March 31, 2019.

Statement of change in the balance of the Generations Fund

FISCAL YEAR ENDED MARCH 31, 2019

(millions of dollars)

Note: Based on the data presented in Note 12 of the consolidated financial statements (pages 130 and 131).

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

6. Analysis of main trends

The main trends analysis presented in this section uses financial information from the consolidated financial statements of the Gouvernement du Québec.

The data presented put into perspective the trends observed over the past ten years for the following main items:

  the annual surplus (deficit);

  consolidated revenue by source;

  consolidated expenditures by mission;

  the net book value of fixed assets;

  the Government's gross debt.

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6. Analysis of main trends (cont'd)

Annual surplus (deficit)

Change in annual surplus (deficit)

(millions of dollars)

In 2009-2010, the annual deficit resulted essentially from the impact of the economic recession, the cost of measures put in place in the economic action plan at that time and the additional cost of fiscal measures announced in previous budgets.

From 2009-2010 to 2013-2014, the deficits presented gradually decreased following the introduction of a cap on program spending growth, except in 2012-2013 owing to the recording of a loss of $1 876 million arising from discontinued operations following the closure of the Gentilly-2 nuclear generating station. Since 2014-2015, the Government has generated increasing annual surpluses, reaching $8 280 million in 2018-2019.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

6. Analysis of main trends (cont'd)

Revenue

Change in consolidated revenue

REVENUE BY SOURCE

(millions of dollars)

(1) Other revenue includes revenue from duties and permits, miscellaneous revenue and Generations Fund revenue.

The Government's consolidated revenue rose from $78.6 billion to $114.7 billion from fiscal 2009-2010 to 2018-2019. The annual average growth of this revenue was 4.3%, while that of GDP was 3.7% over the same period.

Total revenue has grown constantly since 2009-2010.

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6. Analysis of main trends (cont'd)

Revenue (cont'd)

Change in consolidated revenue (cont'd)

Income and property taxes

Revenue from income and property taxes rose from $33 282 million in 2009-2010 to $49 168 million in 2018-2019. On average, it grew by 4.4% per year over that period, owing in particular to an increase in the average wage and the number of jobs in Québec.

Consumption taxes

Revenue from consumption taxes has grown regularly since 2009-2010, going from $13 466 million in 2009-2010 to $21 001 million in 2018-2019. The average annual growth rate for the period was 5.1% owing to sustained growth in retail sales, the successive one-percentage-point increases in the QST rate as of January 1, 2011 and January 1, 2012, and the harmonization of the QST with the GST as of January 1, 2013 for financial institutions.

Federal government transfers

Federal government transfer revenue rose from $17 110 million in 2009-2010 to $23 120 million in 2018-2019. Federal government transfer revenue grew by an average of 3.4% per year over that period. It thus increased from 2009-2010 to 2010-2011, despite the recognition in 2011-2012 of a decrease resulting mainly from a decline in equalization revenue because of Québec's relatively good economic performance. Federal government transfer revenue grew in 2012-2013 and 2013-2014, notably because of payments totalling $2 200 million in federal compensation for harmonization of the sales taxes. Since 2014-2015, this revenue has grown by 5.7% on average annually to reach $23 120 million in 2018-2019. This growth is due to an increase in all types of federal transfers.

Government enterprises

Revenue from government enterprises, which consists mainly of the results of Hydro-Québec, Loto-Québec and the Société des alcools du Québec, went from $4 878 million in 2009-2010 to $5 548 million in 2018-2019. Revenue from government enterprises increased by an average of 1.4% per year during that period.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

6. Analysis of main trends (cont'd)

Revenue (cont'd)

Change in consolidated revenue (cont'd)

Other revenue

Lastly, other revenue grew substantially from 2009-2010 to 2018-2019 owing to, among other things:

  the auction, since 2013-2014, of greenhouse gas emission allowances under Québec's cap-and-trade system for greenhouse gas emission allowances;

  growth in the income of the Generations Fund, in particular income from portfolio investments;

  growth in revenue from registration fees collected by the Land Transportation Network Fund;

  an increase in revenue from user contributions in the health and social services and education networks.
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6. Analysis of main trends (cont'd)

Expenditure

Change in consolidated expenditure

EXPENDITURE BY MISSION

(millions of dollars)

(1) Other missions include the "Economy and Environment", "Support for Individuals and Families" and "Administration and Justice" missions.

Between 2009-2010 and 2018-2019, the Government's consolidated expenditure increased by $25.0 billion, from $81.5 billion to $106.5 billion. The average annual growth of this spending was 3.0%.

Health and Social Services and Education and Culture

The expenditures of the "Health and Social Services" and "Education and Culture" missions are constantly climbing, and this trend has been even more pronounced in the health sector. As at March 31, 2019, spending for health and education account for 61.4% of consolidated expenditure and, of that share, 39.0% is for the "Health and Social Services" mission and 22.4% for the "Education and Culture" mission.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

6. Analysis of main trends (cont'd)

Expenditure (cont'd)

Change in consolidated expenditure (cont'd)

Other missions

The expenditures of all the other missions have also increased in recent years, particularly because of:

  the increase in spending related to investments in road network improvement, development and maintenance, and in transportation systems;

  growth in spending on municipal affairs and housing, particularly to improve access to housing and to contribute to the repair and construction of water supply and sewer systems and the treatment of municipal wastewater in all regions of Québec;

  growth in financial support for childcare centres and other day care services;

  increased action on environmental protection, sustainable development and climate change;

  the increase in the budgets allocated to public safety, notably to cover costs related to the Sûreté du Québec, correctional services and policing affairs.

Debt service

Debt service increased by an average of 7.8% per year between 2009-2010 and 2013-2014. Since 2014-2015, it has decreased by an average of 3.8% per year to $8 722 million in 2018-2019.

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6. Analysis of main trends (cont'd)

Fixed assets

Change in the net book value of fixed assets

(millions of dollars)

Fixed assets can be broken down into several different categories, including complex networks, which consist mainly of net investments in road infrastructure. Such investments accounted for 36.4% of the total net book value of fixed assets as at March 31, 2019.

The net book value of fixed assets increased by $3.0 billion over the past year, from $68.3 billion as at March 31, 2018 to $71.3 billion as at March 31, 2019. This shows that investments in fixed assets outstrip the related depreciation of the Government's fixed assets as a whole.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

6. Analysis of main trends (cont'd)

Gross debt

Government's gross debt

FISCAL YEAR ENDED MARCH 31, 2019

(millions of dollars)

Change in the Government's gross debt

(millions of dollars)

(1) The value of the gross debt as at March 31, 2014 was increased by $709 M to reflect the taking over by Financement-Québec of loans belonging to the Financing Fund made to entities not included in the Government's reporting entity.

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6. Analysis of main trends (cont'd)

Gross debt (cont'd)

Increase of the gross debt from March 31, 2009 to March 31, 2019

Once the gross debt as at March 31, 2009 had been restated, following the line-by-line consolidation of organizations in the health and social services and education networks, it stood at $157.6 billion. It amounted to $199.1 billion as at March 31, 2019. Accordingly, for fiscal 2009-2010 to 2018-2019, the Government's gross debt rose by $41.5 billion. This increase is due to:

  investments of $35.7 billion by the Government in its fixed assets;

  investments, loans and advances totalling $16.7 billion, some of which were made to government enterprises;

  budgetary deficits of $4.4 billion.

The increase in the gross debt is offset by:

  deposits in the Generations Fund, which reduced the gross debt by $15.3 billion.

Factors responsible for growth in the Government's gross debt from March 31, 2009 to March 31, 2019

(millions of dollars)

(1) The budgetary deficits (surpluses) include the loss of $1 876 M arising from discontinued operations following the closure of the Gentilly-2 nuclear generating station in 2012-2013.

(2) Other factors include, in particular, the change in "Other accounts", such as accounts receivable and accounts payable, and the change in the value of the debt in foreign currency.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

7. Results of the indicator analysis

The financial indicator analysis aims primarily to clarify and explain the information contained in the consolidated financial statements.

The Gouvernement du Québec presents ten indicators based on those established by the Public Sector Accounting Board in a Statement of Recommended Practice. These indicators are intended to measure a government's sustainability, flexibility and vulnerability:

  sustainability refers to the degree to which the government can meet its existing financial obligations without increasing, in relative terms, the debt or tax burden on the economy;

  flexibility is the extent to which the government can change its debt burden or the tax burden of its citizens to meet its existing financial obligations without compromising its ability to meet its future obligations;

  vulnerability is the degree to which the government is dependent on sources of funding outside its control or influence.

Indicator's evolution since 2014-2015

(percent)

In this section, gross domestic product (GDP) corresponds to nominal gross domestic product as of September 24, 2019.

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7. Results of the indicator analysis (cont'd)

Indicator 1: Assets to total liabilities

This indicator illustrates the extent to which the Government finances its current operations through liabilities. A ratio of over 100% indicates that a surplus was accumulated in the past and that the value of the Government's financial and non-financial assets is higher than that of its liabilities. A ratio of less than 100% indicates that a deficit was accumulated in the past and that the value of the Government's financial and non-financial assets is lower than that of its liabilities. An upward ratio illustrates a favourable trend.

Financial and non-financial assets

(percentage of total liabilities)

The ratio of financial and non-financial assets to total liabilities was 45.6% in 2009-2010. The ratio stood at 60.5% as at March 31, 2019. Taking the accumulated deficit into account, the value of assets is still lower than that of liabilities. In addition, an improvement can be observed in the ratio, showing that assets have climbed at a faster rate than liabilities. Over the past years, borrowings have been used mainly to finance fixed asset acquisitions.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

7. Results of the indicator analysis (cont'd)

Indicator 2: Gross debt to total revenue

This indicator is intended to put the size of the Government's gross debt into perspective by comparing it with the Government's revenue. A declining ratio indicates a decrease in the relative weight of the gross debt.

Gross debt

(percentage of total revenue)

(1) The increase in the ratio in 2012-2013 is due mainly to the recording of the loss of $1 876 M arising from discontinued operations following the closure of Hydro-Québec's Gentilly-2 nuclear generating station, which reduced revenue accordingly. Excluding this loss, the ratio amounts to 213.7%.

(2) The value of the gross debt as at March 31, 2014 was increased by $709 M to reflect the taking over by Financement-Québec of loans belonging to the Financing Fund made to entities not included in the Government's reporting entity.

In 2009-2010, the gross debt as a percentage of total revenue stood at 207.8%. From 2009-2010 to 2012-2013, the ratio rose, reaching 218.3%. It settled at 173.5% as at March 31, 2019, declining for the fourth year in a row.

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7. Results of the indicator analysis (cont'd)

Indicator 3: Expenditures by mission to consolidated expenditure

This indicator illustrates the change in the breakdown of the Government's consolidated expenditure among the missions.

Expenditures by mission

(percentage of consolidated expenditure)

(1) Other missions include the "Economy and Environment", "Support for Individuals and Families" and "Administration and Justice" missions.

The expenses of the "Health and Social Services" mission show an average annual progression of 3.7% from 2009-2010 to 2018-2019, compared with 3.0% for consolidated expenditure. This indicator reflects the growing proportion of expenditures for this mission going from 36.8% to 39.0% over the past ten years. It reflects, in particular, the increase in the needs entailed by, among other things, the aging of the population.

This indicator shows that the proportion of expenditures devoted to the "Education and Culture" mission reached a record low of 21.6% in 2012-2013. In 2017-2018, it returned to the same level as in 2009-2010, i.e. 22.0%. In 2018-2019, this part has reached 22.4%. The change in spending for this mission reflects, in particular, the change in the number of students in educational institutions. Regarding the other mission expenditures, their share in consolidated expenditure went from 31.6% in 2009-2010 to 30.4% in 2018-2019.

The share of expenditure devoted to "Debt service" fell from 9.6% in 2009-2010 to 8.2% in 2018-2019. Debt service grew at an average annual rate of 7.8% between 2009-2010 and 2013-2014. Since 2014-2015, it has instead decreased by an average annual rate of 3.8%.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

7. Results of the indicator analysis (cont'd)

Indicator 4: Gross debt to GDP

This indicator puts the Government's gross debt and its ability to pay into perspective, as measured by GDP. A downward trend in this ratio reflects a decline in the relative weight of the gross debt.

Gross debt

(percentage of GDP)

(1) The value of the gross debt as at March 31, 2014 was increased by $709 M to reflect the taking over by Financement-Québec of loans belonging to the Financing Fund made to entities not included in the Government's reporting entity.

In 2009-2010, the ratio of gross debt to GDP stood at 51.9%. It stood at 45.8% as at March 31, 2019, declining for the fourth year in a row.

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7. Results of the indicator analysis (cont'd)

Indicator 5: Debt representing accumulated deficits to GDP

This indicator relates the debt representing accumulated deficits, or the debt not used to finance assets, with the Government's ability to pay, as measured by GDP. A downward trend in this ratio means a reduction in the relative weight of the debt representing accumulated deficits.

Debt representing accumulated deficits

(percentage of GDP)

Note: Before taking into account the stabilization reserve.

In 2009-2010, the ratio of the debt representing accumulated deficits to GDP stood at 34.7%. The ratio of the debt representing accumulated deficits to GDP has constantly decreased over the last six years, falling from 34.6% to 23.1%.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

7. Results of the indicator analysis (cont'd)

Indicator 6: Consolidated expenditure to GDP

This indicator makes it possible to compare the growth of government spending with that of the economy over the years. A decline in this indicator means that spending is growing less rapidly than the economy. It shows the change in the relative weight of the cost of public services in the economy.

Expenditures (excluding debt service)

(percentage of GDP)

In 2009-2010, government spending was fairly higher in relation to GDP because it was necessary to continue supporting the economy and maintain public services during the recession. Spending grew at a rate below that of GDP from 2010-2011 to 2012-2013, with the result that its relative weight in the economy fell from 23.3% to 22.7%. In 2013-2014, high growth in spending raised the ratio to 23.1%. The ratio gradually decreased to 22.4% in 2015-2016 and stood at 22.5% as at March 31, 2019.

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7. Results of the indicator analysis (cont'd)

Indicator 7: Debt service to total revenue

This indicator illustrates the share of government revenue that must be allocated to debt service. A decline in this ratio over time means that a larger share of revenue can be devoted to other mission expenditures.

Debt service

(percentage of total revenue)

Overall, the proportion of revenue devoted to debt service has fallen since 2009-2010, from 10.0% to 7.6% in 2018-2019. The debt service to total revenue ratio has been steadily declining over the past five years.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

7. Results of the indicator analysis (cont'd)

Indicator 8: Net book value of fixed assets to the cost of fixed assets

This indicator shows the extent to which the estimated remaining useful life of tangible assets will enable the Government to supply products and services in the future. An increase in this ratio indicates that on average the age of fixed assets is lower and their remaining useful life is longer. The fixed assets can thus be used for a longer period of time before they need to be replaced.

Net book value of fixed assets

(percentage of the cost of fixed assets)

The net book value to the cost of fixed assets indicator has risen over the past years, from 53.6% as at March 31, 2010 to 56.0% as at March 31, 2019. This shows that annual investments in fixed assets have outstripped the related annual depreciation of the Government's fixed assets as a whole.

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7. Results of the indicator analysis (cont'd)

Indicator 9: Own-source revenue to GDP

This indicator shows the proportion of collective wealth that the Government must collect in order to fund public services. The Government's own-source revenue consists of income tax and other taxes, user fees and other revenue derived from its enterprises in particular. This revenue includes all of the Government's revenue, apart from transfers received from the federal government. A decline in this ratio over time tends to indicate that more created wealth is directly available to taxpayers.

Own-source revenue

(percentage of GDP)

(1) The decline of the ratio in 2012-2013 is due mainly to the recording of the loss of $1 876 M arising from discontinued operations following the closure of the Hydro-Québec's Gentilly-2 nuclear generating station, which reduced revenue accordingly. Excluding this loss, the ratio amounts to 20.4%.

From 2009-2010 to 2015-2016, the ratio of own-source revenue to GDP has increased from 19.6% to 21.0%. These successive increases contributed to a return to a balanced budget in 2015-2016. The ratio fell in 2016-2017 and 2017-2018, mainly because of the measures to reduce the tax burden implemented by the Government and the growth of the economy. In 2018-2019, the ratio reached 21.1%, up from the previous year, mainly due to income from portfolio investments of the Generations Fund resulting from withdrawals totalling $8 billion made in 2018-2019 as well as an exceptional gain on Hydro-Québec's income related to the partial sale of the TM4 subsidiary.

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7. Results of the indicator analysis (cont'd)

Indicator 10: Transfers from the federal government to total revenue

Transfers received from the federal government comprise equalization payments, payments from transfers for health care, and for post-secondary education and other social programs, and amounts transferred by the federal government under various agreements. This indicator measures the proportion of the Québec government's revenue that comes from the federal government.

Federal government transfers

(percentage of total revenue)

The proportion of federal government transfers in total revenue was 21.8% in 2009-2010. In 2011-2012, the proportion decreased to 19.8% mainly due to a decline in equalization revenue stemming from Québec's relatively good economic performance. The proportion fell slightly in 2014-2015, to 19.3%, due to the end of payments of compensation for harmonization of the QST with the GST. Since reaching a record low in 2015-2016, i.e. 18.9%, the ratio rose over the next two years to reach 20.7% in 2017-2018, owing in particular to the increase in equalization revenue and the increase in health transfers. The share of federal government transfers in total revenue remained virtually unchanged in 2018-2019, reaching 20.1%.

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APPENDIX 1

Financial statistics

These tables present the historical data for certain consolidated financial statement items over the past years: these data correspond to those determined at the time of their original publication. However, a number of adjustments or reclassifications have been made to "Revenue" and "Expenditure" in order to present them according to the budgetary structure in effect for 2018-2019 and make them comparable with the historical data presented in the most recent budget plan.

Historical data for consolidated financial statement items

FISCAL YEAR ENDED MARCH 31

(millions of dollars)

(1) The budget balance within the meaning of the Balanced Budget Act is presented in Table 1.3 of this appendix (page 59).

(2) The net debt represents liabilities minus the financial assets presented in the consolidated statement of financial position.

(3) Table 1.1 of this appendix (page 57) presents the breakdown of the annual change in non-financial assets.

(4) Table 1.2 of this appendix (page 58) presents the breakdown of the annual change in accumulated deficits attributable to the comprehensive income of government enterprises and to accounting changes.

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APPENDIX 1

Financial statistics (cont'd)

Table 1.1 - Breakdown of the annual change in non-financial assets

FISCAL YEAR ENDED MARCH 31

(millions of dollars)

(1) The opening balance for non-financial assets was changed due to accounting changes and data reclassifications.

(2) The change in the transfer revenue accounting policy led to a $249-million downward adjustment in "Fixed assets".

(3) The decrease stems from the change to the transfer spending accounting policy, which resulted in certain prepaid expenses being charged to expenditure.

(4) The increase stems from the adoption of a component-based approach for capitalizing and amortizing the cost of road infrastructure fixed assets.

(5) The incorporation of organizations in the health and social services and education networks using the line-by-line consolidation method instead of the modified equity method increased "Fixed assets" by $15 642 M and "Inventories" and "Prepaid expenses" by $420 M. In addition, the net investment in the networks was eliminated because of the line-by-line consolidation of these organizations.

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APPENDIX 1

Financial statistics (cont'd)

Table 1.2 - Breakdown of the annual change in accumulated deficits attributable to the comprehensive income of government enterprises and to accounting changes

FISCAL YEAR ENDED MARCH 31

(millions of dollars)

Fiscal year	Enterprises comprehensive income and other	Restatements of accumulated deficits		Total for other factors	Restatement details
		Government enterprises	Departments and bodies
2018-2019	(1 303)	45	-	(1 258)

Government enterprises: $10 M following Hydro-Québec's adoption of new guidance of the Financial Accounting Standards Board (FASB) on leases and $35 M resulting from accounting changes made by other government enterprises to comply with new International Financial Reporting Standards (IFRS) on financial instruments.

2017-2018	464	-	-	464
2016-2017	719	-	-	719
2015-2016	(306)	(107)	-	(413)	Government enterprises: ($107 M) to finalize the adjustments made in 2014-2015 in order to comply with International Financial Reporting Standards (IFRS).
2014-2015	550	(2 252)	294	(1 408)

Departments and bodies: $294 M for the adjustment to revenue for previous years, in respect of the sale tax, collected by Canada Revenue Agency from selected listed financial institutions;

Government enterprises: ($2 252 M) in order to comply with International Financial Reporting Standards (IFRS).

2013-2014	(80)	(11)	-	(91)	Government enterprises: ($11 M) in order to comply with International Financial Reporting Standards (IFRS) IAS 19 - Employee Benefits.
2012-2013	(360)	-	(1 098)	(1 458)

Departments and bodies: ($988 M) for the accounting policy change made to take into account the recommendations of the revised accounting standard on government transfers (PS 3410) of the Public Sector Accounting Board (PSAB); and ($110 M) to take into account the improvements to the method used to calculate tax revenue allowances.

2011-2012	(376)	(56)	-	(432)	Government enterprises: ($56 M) in order to comply with International Financial Reporting Standards (IFRS).
2010-2011	(229)	(253)	(1 413)	(1 895)

Government enterprises: ($95 M) for obligations related to the decommissioning of fixed assets, ($158 M) for complying with International Financial Reporting Standards (IFRS).

Departments and bodies: ($1 413 M) for contaminated land remediation obligations recorded as environmental liabilities.

2009-2010	(452)	(3 749)	(2 450)	(6 651)

Government enterprises: ($3 758 M) for adopting the straight-line method for tangible fixed assets to replace a method not recognized by International Financial Reporting Standards (IFRS); $9 M for various items.

Departments and bodies: ($1 234 M) for harmonizing the accounting policies of organizations in the health and social services and education networks with those of the Government to make it easier to incorporate these organizations into the Government's consolidated financial statements using the line-by-line consolidation method; $431 M for adopting a component-based approach for capitalizing and amortizing the cost of road infrastructure fixed assets; ($683 M) for contaminated land remediation obligations recorded as environmental liabilities; ($1 129 M) for changing the valuation basis for calculating interest on the pension plans; and $165 M for changing the method used to record personal income tax collected by the federal government on behalf of Québec.

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APPENDIX 1

Financial statistics (cont'd)

Table 1.3 - Budget balance within the meaning of the Balanced Budget Act

FISCAL YEAR ENDED MARCH 31

(millions of dollars)

(1) The budget balance is established in accordance with section 2 of the Balanced Budget Act, as in force since September 21, 2009. The provisions of this section have been in effect since April 1, 2006.

(2) The budget balance after reserve shows the achievement of a balanced budget in accordance with section 6 of the Act, which stipulates that the Government may not incur a budgetary deficit. This section does not apply to the years 2009-2010 to 2014-2015.

(3) The Act stipulates that the budget balance must:

a) not include the impact of the application of a new Canadian Institute of Chartered Accountants standard during a period prior to the changeover date proposed by the Institute;

b) take into account the impact of the accounting changes, related to a period after March 31, 2006, charged directly to accumulated deficits. This rule does not apply to accounting changes resulting from the implementation of the 2006-2007 accounting reform.

(4) The Act provides for the exclusion, in the calculation of the budget balance for fiscal 2012-2013, of the result arising from discontinued operations following the decision to close the Gentilly-2 nuclear generating station, presented in Hydro-Québec's annual consolidated financial statements.

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APPENDIX 1

Financial statistics (cont'd)

Table 1.4 - Stabilization reserve

FISCAL YEAR ENDED MARCH 31

(millions of dollars)

Note: Under the Act to amend the Balanced Budget Act and various legislative provisions concerning the implementation of the accounting reform (S.Q. 2009, chapter 38), adopted in September 2009, the Government established a stabilization reserve to facilitate its multi-year planning and the subsidiary deposit of sums into the Generations Fund. The provisions of the Act pertaining to this reserve have been in effect since April 1, 2006.

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APPENDIX 2

Information by reporting sector

AS AT MARCH 31, 2019

Consolidated operations include financial information from numerous departments, bodies, funds and government enterprises. The Government's financial framework presents consolidated financial forecasts for the revenue and expenditure of all of these entities, grouped by sector according to their control and accountability relationship with the Government. Criteria such as ministerial accountability, legal framework, scope of authority delegated to management, funding method, degree of autonomy and nature of activities are used to classify the entities in the different sectors.

The following tables report on the operations of each of the sectors identified in the Government's financial framework. Since it was possible to associate all revenue and expenditure items with a specific sector, it was not necessary to use allocation methods to allocate some of the items among two or more specific sectors.

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APPENDIX 2

Information by reporting sector (cont'd)

AS AT MARCH 31, 2019

Consolidated statement of operations by sector

(millions of dollars)

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APPENDIX 2

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APPENDIX 2

Information by reporting sector (cont'd)

AS AT MARCH 31, 2019

(1) The Consolidated Revenue Fund consists of money collected or received from various sources over which the Parliament of Québec has the power of appropriation. The fund comprises a general fund and special funds.

(2) The general fund consists of money paid into the Consolidated Revenue Fund that has not been credited to a special fund under legislative provisions, as well as the expenditures of the National Assembly, persons appointed by it, departments and bodies administered by a minister whose budget is financed by appropriations allocated by the National Assembly. As stipulated in the Act respecting the Agence du revenu du Québec (CQLR, chapter A-7.003), tax revenue administered by the Agence du revenu du Québec on behalf of the Government is reduced by the related allowances for doubtful accounts. In addition, income and property tax revenue is reduced by the refundable tax credits provided for in the Taxation Act (CQLR, chapter I-3); since, within the meaning of the Act, these credits are payments on account of tax payable or, overpayments of tax payable. This sector also includes the activities of the Health Services Fund.

(3) Tax revenue used to finance doubtful accounts related to this revenue and transfer expenditures made through the tax system are not subject to the allocation of appropriations by the National Assembly and are the focus of a specific reporting sector. A transfer expenditure made through the tax system is a refundable tax credit that provides a taxpayer with a financial benefit for a purpose other than that of reducing the taxes that the taxpayer would otherwise have been required to pay to the Government.

(4) Government enterprises are distinct legal entities that have the power to carry out commercial activities. The sale of their goods or delivery of their services target individuals or organizations not included in the Government's reporting entity. Therefore, these enterprises are financially autonomous in that their revenue from outside the reporting entity ensures that they carry out their activities and repay their debts on their own. Since their accounts are accounted for using the modified equity method, only their net surpluses for the fiscal year are presented in the table, after deducting the dividends paid into the general fund.

(5) A special fund is a fund established by an Act to provide for certain financial commitments of a minister, a budget-funded body or a non-budget-funded body exercising an adjudicative function. Legislative provisions determine which sums paid into the Consolidated Revenue Fund must be credited to a special fund. The results of the special funds do not include the activities of the Health Services Fund and the Generations Fund.

(6) A specified purpose account is a financial management mechanism created by a Government order in council under legislative provisions. It allows a department to account in a distinct way for funds paid into the Consolidated Revenue Fund by a third party under a contract or an agreement that provides for the allocation of the funds to a specific purpose.

(7) The Generations Fund, created under the Act to reduce the debt and establish the Generations Fund (CQLR, chapter R-2.2.0.1), differs from other funds in that it is dedicated exclusively to repaying the Government's debt.

(8) Non-budget-funded bodies depend in whole or in part on departments for their funding. However, non-budget-funded bodies have more autonomy than those funded by budgetary appropriations. Although non-budget-funded bodies also answer to a minister, the legislation grants their management more extensive funding and operating powers.

(9) The health and social services network includes integrated health and social services centres, as well as other public institutions and regional authorities.

The education networks are made up of the school board network, the general and vocational college (CEGEP) network and the Université du Québec and its constituent universities network.

All of these organizations, which are funded largely through budgetary appropriations, are autonomous in regard to the delivery of public services. They are legal entities that are vested with the financial and administrative powers needed to provide public services, and they have a board of directors made up of elected or appointed local representatives from the area or sector served by each organization. In addition, the Government's ability to dispose of their assets is subject to major restrictions.

(10) Consolidation adjustments stem mainly from the elimination of transactions and balances between entities in the different sectors. Therefore, the revenues and expenses of each sector are presented prior to the elimination of these items. However, transactions and balances between entities within the same sector are eliminated before the segment amounts are determined.

(11) The Québec government receives federal government transfer revenue whose received assets must be used for the purposes prescribed by the federal government in accordance with contracts or agreements entered into between the two parties. These funds are collected by the general fund and accounted for in specified purpose accounts. The sums are then paid to recipients when the latter become eligible. Consolidation adjustments are made to eliminate the federal transfer revenue related to the sums paid by the general fund to bodies included in the government's reporting entity.

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APPENDIX 3

Information by departmental portfolio

AS AT MARCH 2019

To carry out its missions, the Government sets up programs that are administered directly by government entities, including departments and bodies. The entities under the responsibility of a minister taken as a whole constitute a portfolio.

Expenditures under a departmental portfolio include those incurred by entities under the responsibility of a minister as well as tax-funded transfers that are relevant to the sector covered by the portfolio.

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APPENDIX 3

Information by departmental portfolio (cont'd)

AS AT MARCH 2019

Expenditure by supercategory

(millions of dollars)

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APPENDIX 3

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APPENDIX 4

Glossary

The following terms are used in the sections "Analysis of the consolidated financial statements" and "Consolidated financial statements" contained in this volume.

Accrual basis of accounting

The accrual basis of accounting is an accounting method that involves taking into account, in determining an entity's net results, the revenues the entity earned and the expenditures it incurred during a fiscal year without considering the moment the transactions were settled through cash receipts or disbursements or in any other manner.

Advance borrowings

Advance borrowings are borrowings made by the general fund of the Consolidated Revenue Fund in a fiscal year to meet its financial requirements in the next fiscal year.

Budget balance

The budget balance and its calculation method are defined in the Balanced Budget Act (CQLR, chapter E-12.00001).

The budget balance measures the attainment of a balanced budget. For a given fiscal year, it is the result of the difference between the revenue and expenditure determined in accordance with the Government's accounting policies and taking into account the following adjustments:

  items not included in the budget balance:

i) the revenue and expenditure recorded in the Generations Fund,

ii) certain retroactive adjustments to revenue from government enterprises,

iii) for fiscal 2012-2013, the result arising from discontinued operations following the decision to close the Gentilly-2 nuclear generating station, presented in Hydro-Québec's annual consolidated financial statements;

  items included in the budget balance:

i) entries charged directly to the accumulated deficit, except for those resulting from:

(1) the retroactive effect of any new Canadian Institute of Chartered Accountants standard[1] for the years preceding the changeover year proposed by the Institute,

(2) accounting changes resulting from the 2006-2007 accounting reform appearing in the public accounts.

__________________________________________________
[1]  The standards of the Canadian Institute of Chartered Accountants have been published by CPA Canada since November 1, 2013.

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APPENDIX 4

Glossary (cont'd)

Consolidation methods

Line-by-line consolidation method

The accounts of the Consolidated Revenue Fund, which include the general fund and the special funds, and the accounts of the other entities included in the Government's reporting entity, with the exception of government enterprises, are consolidated line by line in the financial statements. Accordingly, the accounts are harmonized according to the Government's accounting policies and combined line by line; inter-entity transactions and balances are eliminated.

Modified equity method

Investment in government enterprises is accounted for using the modified equity method. According to this method, investments are accounted for at cost. The cost is adjusted annually by the Government's share in the results of these enterprises with an offsetting entry to revenue, and by its share in the other items of their comprehensive income with an offsetting entry to accumulated deficits. The value of the investment is reduced by declared dividends and adjusted by the elimination of unrealized inter-entity gains and losses relating to transactions on assets that remain within the Government's reporting entity. This method requires no harmonization of enterprises' accounting policies with those of the Government.

Consolidated Revenue Fund

The Consolidated Revenue Fund consists of all money received or collected from various sources over which the Parliament of Québec has the power of appropriation. The fund comprises a general fund and special funds.

Debt representing accumulated deficits

The debt representing accumulated deficits consists of the accumulated deficits presented in the Government's consolidated financial statements, plus the stabilization reserve balance established by the Balanced Budget Act (CQLR, chapter E-12.00001).

Derivative instruments

Derivative instruments are instruments whose value fluctuates depending on an underlying instrument, regardless of whether the underlying instrument is actually held or issued.

Financial assets

Financial assets are assets that can be used to repay existing debts or to finance future transactions. They are not intended to be used to deliver public services.

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APPENDIX 4

Glossary (cont'd)

Financial instruments

Financial instruments are liquid assets, equity securities in an entity or contracts that are both a source of financial assets for one of the two contracting parties and a source of financial liabilities or equity instruments for the other contracting party.

General fund

The general fund consists of money paid into the Consolidated Revenue Fund that has not been credited to a special fund under legislative provisions.

Generations Fund

Under the Act to reduce the debt and establish the Generations Fund (CQLR, chapter R-2.2.0.1), the Minister of Finance deposits the sums that make up this fund with the Caisse de dépôt et placement du Québec. These sums are used exclusively for repaying the Government's gross debt.

Government accounting policies

The Government's accounting policies define how it must record financial transactions in its books and adequately report them to the general public. They are adopted by the Conseil du trésor and derive from the Canadian public sector accounting standards.

Government enterprises

A government enterprise has all of the following characteristics:

  it is a separate legal entity that has the authority to enter into contracts in its own name and to go before a court;

  it is vested with the financial and administrative power to carry out commercial activities;

  its main activity is the sale of goods or the delivery of services to individuals or to organizations not included in the Government's reporting entity;

  it may, during the normal course of its operations, pursue its activities and settle its debts using revenue from sources not included in the Government's reporting entity.

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APPENDIX 4

Glossary (cont'd)

Government business partnerships

A government business partnership has all of the following characteristics:

  it is a separate legal entity that has the authority to enter into contracts in its own name and to go before a court;

  it is vested with the financial and administrative power to carry out commercial activities;

  its main activity is the sale of goods or the delivery of services to individuals or to organizations other than the partners, not included in the Government's reporting entity;

  it may, during the normal course of its operations, pursue its activities and settle its debts using revenue from sources other than the partners, not included in the Government's reporting entity.

Gross debt

The gross debt corresponds to the sum of debts before deferred foreign exchange gains or losses and the liability regarding the pension plans and other employee future benefits. The balance of the Generations Fund is subtracted from this amount.

The gross debt for a fiscal year does not include borrowings contracted by the Minister of Finance for the following fiscal year, or the portion of advances made to the Financing Fund established under the Act respecting the Ministère des Finances (CQLR, chapter M-24.01) that is attributable to the funding of bodies not contemplated by the first paragraph of section 89 of the Financial Administration Act (CQLR, chapter A-6.001) and to the funding of the government enterprises listed in Schedule 3 of this Act.

Gross domestic product (GDP)

GDP is the value of all goods and services produced within the geographical limits of a country or a territory during a given calendar year.

Missions

Missions are the basic activity areas of a government that constitute its raison d'être. In Québec, there are six missions: "Health and Social Services", "Education and Culture", "Economy and Environment", "Support for Individuals and Families", "Administration and Justice", and "Debt Service".

Net debt

The net debt corresponds to the difference between the Government's financial assets and its liabilities. It consists of accumulated deficits and non-financial assets.

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APPENDIX 4

Glossary (cont'd)

Net financial requirements

Net financial requirements are net liquid assets required by the Government for operating, equity investment and fixed asset investment activities.

Non-financial assets

Non-financial assets are assets used during the normal course of the Government's activities to deliver public services.

Own-source revenue

Own-source revenue consists of revenue from income and property taxes, consumption taxes, duties and permits, miscellaneous sources and government enterprises.

Reporting entity

The Government's reporting entity encompasses the financial transactions of the National Assembly, persons appointed by it, government departments and all of the bodies, funds and enterprises under the Government's control. Control is defined as the power to direct the financial and administrative policies of an entity such that its activities will provide the Government with anticipated benefits or expose it to the risk of loss.

Retirement Plans Sinking Fund (RPSF)

Under the Financial Administration Act (CQLR, chapter A-6.001), the Minister of Finance may make long-term investments by depositing money from the general fund of the Consolidated Revenue Fund with the Caisse de dépôt et placement du Québec, up to an amount equal to the sums recorded as the pension plans liability, in order to create a sinking fund to provide for the payment of all or part of the benefits awarded under these plans.

Sinking Fund relating to Government Borrowings

Under the Financial Administration Act (CQLR, chapter A-6.001), the Minister of Finance may create a sinking fund to provide for the repayment of any borrowing that is part of the Government's public debt. To that end, the Minister may, with the authorization of the Government, take out of the general fund of the Consolidated Revenue Fund any sum the Minister pays into the sinking fund. In addition, prudential liquid assets are kept in the sinking fund to enable the Government to fulfill its financial commitments in the event of major disruptions in financial markets.

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APPENDIX 4

Glossary (cont'd)

Special fund

A special fund is a fund established by an Act to provide for certain financial commitments of a minister, a budget-funded body or a non-budget-funded body exercising an adjudicative function. Legislative provisions determine which sums paid into the Consolidated Revenue Fund must be credited to a special fund.

Supercategories

Supercategories consist of the categories used to account for expenditures. There are five expenditures supercategories.

Transfer

This supercategory includes expenditures that are paid out to provide beneficiaries with various forms of financial support. For the Government, these expenditures do not constitute direct acquisitions of goods or services or funds granted for the purpose of obtaining a return, as in the case of an investment, or amounts for which it expects to be repaid at a later date, as in the case of loans.

Remuneration

This supercategory includes expenditures incurred for ordinary remuneration, overtime and certain other indemnities paid directly by the Government to permanent and part-time employees and to casual employees, including students and seasonal public sector employees. It also includes the remuneration of health professionals, salaries and allowances incurred towards members of the National Assembly, any person appointed or designated by the National Assembly to perform a function under its jurisdiction, the personnel it manages, judges and members of the Sûreté du Québec. Lastly, it includes all benefits and other contributions paid by the Government in its capacity as an employer, particularly, contributions to the pension plans, the Québec Pension Plan, the Québec Parental Insurance Plan and employment insurance.

Operating

This supercategory includes expenditures incurred in the course of an entity's administrative activities, apart from remuneration expenses, transfer expenses, doubtful accounts and other allowances, and debt service. In particular, it includes the estimated cost of reassessments and of the Government's new obligations regarding the remediation of contaminated sites, as well as the depreciation of fixed assets.

Doubtful accounts and other allowances

This supercategory includes expenditures resulting from changes in the allowance for doubtful accounts, the allowance for losses on financial initiatives guaranteed by the Government and the valuation allowance for loans, portfolio investments and advances.

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APPENDIX 4

Glossary (cont'd)

Supercategories (cont'd)

Debt service

This supercategory includes interest on debts, minus the investment income of sinking funds for borrowings, the amortization of premiums, discounts and costs related to the issuance and management of debts, as well as foreign exchange gains and losses, including their amortization. It also includes interest on obligations relating to accrued pension plans benefits and other employee future benefits.

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CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

Statement of responsibility

The Government is responsible for the integrity and objectivity of the consolidated financial statements. These statements are prepared by the Comptroller of Finance for the Minister of Finance in accordance with the provisions of section 86 of the Financial Administration Act (CQLR, chapter A-6.001) and the accounting policies disclosed in Note 1. The analysis of the consolidated financial statements contained in Volume 1 is prepared by the Ministère des Finances.

To fulfil its accounting and financial reporting responsibilities, the Government maintains systems of financial management and internal controls designed to provide reasonable assurance that transactions are duly authorized by Parliament and properly executed and recorded.

The Comptroller of Finance takes care of government accounting and obtains all the information needed to meet its accounting requirements from government departments, bodies, enterprises and funds.

The Government submits its consolidated financial statements for audit assurance to the Auditor General of Québec who, in its independent auditor's report to the National Assembly, states the nature and scope of its audit as well as its opinion.

The consolidated financial statements as part of the Public Accounts are tabled annually in the National Assembly by the Minister of Finance.

On behalf of the Gouvernement du Québec,

Pierre Côté	Simon-Pierre Falardeau, CPA, CA
Deputy Minister of Finance	Comptroller of Finance

Québec, October 10, 2019

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INDEPENDENT AUDITOR'S REPORT

To the National Assembly

Report on the Audit of the Consolidated Financial Statements

Qualified Opinion

I have audited the consolidated financial statements of the Gouvernement du Québec (the Government), which comprise the consolidated statement of financial position as at March 31, 2019, the consolidated statements of operations, accumulated deficit, change in net debt and cash flow for the year then ended, and notes and appendices to the consolidated financial statements, including a summary of significant accounting policies.

In my opinion, except for the effects of the matter described in the Basis for Qualified Opinion section of my report, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Government as at March 31, 2019, and the consolidated results of its operations, consolidated changes in its net debt and its consolidated cash flows for the year then ended in accordance with Canadian public sector accounting standards.

Basis for Qualified Opinion

The Government did not record as at March 31, 2019 and 2018, in the consolidated statement of financial position, government transfers related to different assistance programs for the construction of fixed assets and other expenditures that are financed or to be financed by loans for which the work has been completed. These government transfers are currently reported as contractual obligations in Note 20 to the consolidated financial statements. This situation constitutes a departure from the accounting standard for government transfers (Canadian public sector accounting standards), which states that subsidies are recognized when they are authorized by the government as a result of the exercise of its enabling authority and when all eligibility criteria have been met by the recipients. This departure has led to the expression of a modified audit opinion for the consolidated financial statements of the previous year.

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Considering the current recording of these government transfers, the following adjustments in accordance with the estimate established using available information are necessary in order for the consolidated financial statements of the Government to comply with Canadian public sector accounting standards:

	Estimated increase (decrease) in millions of dollars
	2019	2018
Consolidated statement of financial position
Loans	(6,547)	(6,212)
Other liabilities	5,339	5,284
Net debt and accumulated deficit	11,886	11,496

Consolidated statement of operations
Expenditure
Health and Social Services	7	13
Education and Culture	104	102
Economy and Environment	302	1,795
Support for Individuals and Families	(17)	(2)
Administration and Justice	(6)	(7)
Total expenditure	390	1,901
Annual surplus	(390)	(1,901)

Note 20
Contractual obligations	(11,886)	(11,496)

I obtained evidence enabling me to conclude that the work was completed for the amounts presented above. However, for $4,892 million in contractual obligations as at March 31, 2019 ($3,656 million as at March 31, 2018), the Government does not collect the information that would enable me to determine the progress of the work performed by recipients, which are mainly municipalities and municipal organizations. Consequently, I am unable to determine the additional adjustments to be made to the consolidated financial statements.

I conducted my audit in accordance with Canadian generally accepted auditing standards. My responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Consolidated Financial Statements section of my report. I am independent of the Government in accordance with the ethical requirements that are relevant to my audit of the consolidated financial statements in Canada, and I have fulfilled my other ethical responsibilities in accordance with these requirements. I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my qualified audit opinion.

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Other Information

Management is responsible for the other information. The other information comprises the information included in Volume 1 of the 2018-2019 Public Accounts, but does not include the consolidated financial statements and my auditor's report thereon.

My opinion on the consolidated financial statements does not cover the other information and I do not express any form of assurance conclusion thereon.

In connection with my audit of the consolidated financial statements, my responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the consolidated financial statements or my knowledge obtained in the audit, or otherwise appears to be materially misstated.

I obtained Volume 1 of the 2018-2019 Public Accounts prior to the date of this auditor's report. If, based on the work I have performed, I conclude that there is a material misstatement of this other information, I am required to report that fact in this auditor's report. As described in the Basis for Qualified Opinion section above, as at March 31, 2019 and 2018, the Government did not record certain government transfers. Therefore, I conclude that the other information contained in the analysis of the consolidated financial statements in Volume 1 is materially misstated due to my qualified opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with Canadian public sector accounting standards, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for the Government's ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting. Management believes the Government has the ability to continue its operations.

Auditor's Responsibilities for the Audit of the Consolidated Financial Statements

My objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes my opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Canadian generally accepted auditing standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

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As part of an audit in accordance with Canadian generally accepted auditing standards, I exercise professional judgment and maintain professional skepticism throughout the audit. I also :

  Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for my opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Government's internal control.

  Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

  Conclude on the appropriateness of management's use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Government's ability to continue as a going concern. If I conclude that a material uncertainty exists, I am required to draw attention in my auditor's report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify my opinion. My conclusions are based on the audit evidence obtained up to the date of my auditor's report. However, future events or conditions may cause the Government to cease to continue as a going concern.

  Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

  Obtain sufficient appropriate audit evidence regarding the consolidated financial information of the entities or activities within the Government to express an opinion on the consolidated financial statements. I am responsible for the direction, supervision and performance of the group audit. I remain solely responsible for my audit opinion.

I communicate with management regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that I identify during my audit.

I also provide management with a statement that I have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on my independence, and where applicable, related safeguards.

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Report on Other Legal and Regulatory Requirements

As required by the Auditor General Act (CQLR, chapter V-5.01), I report that, in my opinion, these consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Gouvernement du Québec as at March 31, 2019, and the consolidated results of its operations and the changes in its consolidated financial position for the year then ended in accordance with the accounting policies of the Gouvernement du Québec. These are presented in Note 1 to the consolidated financial statements and supplemented, in particular, by section 24.1 of the Financial Administration Act (CQLR, chapter A-6.001), which states that the only part of a multi-year transfer that must be recorded in the current fiscal year is the part that is both payable and authorized by Parliament. This legislative provision, however, is not in compliance with Canadian public sector accounting standards.

As required by the Auditor General Act (CQLR, chapter V-5.01), I report that, in my opinion, these accounting policies have been applied on a basis consistent with that of the preceding year.

Comment of the Auditor General

The Auditor General Act (CQLR, chapter V-5.01) makes it possible to make any comment that I deem appropriate in my report on the consolidated financial statements of the Government. It is in this context that I decided to make the following comments which complete my opinion on these financial statements.

Recognition of Government Transfers (Subsidies)

The basis for my qualified opinion expressed above arises from the in-depth knowledge of my organization about the financial and budgetary practices of the Government as well as from my interpretation of the accounting standard for government transfers, in light of the current conceptual framework. It also considers the information and analysis published by the Public Sector Accounting Board (PSAB).

Therefore, I consider that the Government's accounting practice for the recognition of government transfers is not appropriate and does not give an accurate picture of its financial position since it materially underestimates the net debt and accumulated deficit. The Government must take the necessary measures to modify this accounting practice in order to comply with Canadian public sector accounting standards.

Guylaine Leclerc, FCPA auditor, FCA

Auditor General of Québec

Québec, October 10, 2019

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CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

Consolidated statement of operations

FISCAL YEAR ENDED MARCH 31, 2019

(millions of dollars)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1) Data presented in Budget 2018-2019 of the Ministère des Finances tabled on March 27, 2018. Certain figures from Budget 2018-2019 have been reclassified for consistency with the presentation adopted in the consolidated financial statements.

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Consolidated statement of accumulated deficit

FISCAL YEAR ENDED MARCH 31, 2019

(millions of dollars)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

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CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

Consolidated statement of financial position

AS AT MARCH 31, 2019

(millions of dollars)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

Pierre Côté	Simon-Pierre Falardeau, CPA, CA
Deputy Minister of Finance	Comptroller of Finance

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Consolidated statement of change in net debt

FISCAL YEAR ENDED MARCH 31, 2019

(millions of dollars)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1) Data presented in Budget 2018-2019 of the Ministère des Finances tabled on March 27, 2018.

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CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

Consolidated statement of cash flow

FISCAL YEAR ENDED MARCH 31, 2019

(millions of dollars)

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Consolidated statement of cash flow (cont'd)

FISCAL YEAR ENDED MARCH 31, 2019

(millions of dollars)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1) Non-cash transactions are not included in the consolidated statement of cash flow and are itemized in Note 23, "Cash flow information".

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CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

Notes to the consolidated financial statements

1. Significant accounting policies

The Gouvernement du Québec accounts for its financial transactions in accordance with the accounting policies adopted by the Conseil du trésor and described below. The primary source of reference for establishing these policies are the Canadian public sector accounting standards. When necessary, the information presented in these consolidated financial statements is based on the best estimates and judgment by the Government.

Reporting entity and government partnerships

The Government's reporting entity encompasses the financial transactions of the National Assembly and persons appointed by the National Assembly, departments and all the bodies, funds and enterprises under the Government's control, that is, entities for which the Government has the power to direct their financial and administrative policies, such that their activities will provide the Government with anticipated benefits or expose it to a risk of loss.

All of the entities in the Government's reporting entity over which the Government exercises control are listed in appendices 1 to 4 of these consolidated financial statements. However, property held and fiduciary activities carried out by Government departments and bodies on behalf of the designated beneficiaries mentioned in Appendix 5 of these consolidated financial statements are not included in the Government's reporting entity.

The Government's consolidated financial statements also include the financial transactions of government partnerships over which the Government exercises shared control. These government partnerships are entered into with private-sector partners or with other governments and are presented in Note 10 of these consolidated financial statements.

Consolidation methods

The assets, liabilities, revenues and expenditures (accounts) of entities included in the Government's reporting entity, with the exception of government enterprises, are consolidated line by line in the financial statements. The financial transactions of government non-business partnerships are consolidated line by line, in proportion to the Government's share in each of the assets, liabilities, revenues and expenditures under shared control. The accounts of each entity are harmonized according to the Government's accounting policies. Inter-entity transactions and balances as well as unrealized gains and losses relating to transactions on assets and liabilities that remain within the Government's reporting entity are eliminated.

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1. Significant accounting policies (cont'd)

Consolidation methods (cont'd)

Investments in government enterprises and interests in government business partnerships represent a financial asset for the Government and, given their commercial orientation, management autonomy and financial self-sufficiency, they are accounted for using the modified equity method.

According to this method, which does not require that accounting policies be harmonized with those of the Government, investments and interests are accounted for at cost. Every year, the cost is adjusted by the Government's share in the results of these enterprises and government partnerships, with an offsetting entry to revenue, and by its share in the other items of their comprehensive income, with an offsetting entry to accumulated deficits. The value of the investment is reduced by declared dividends and adjusted by the elimination of unrealized inter-entity gains and losses relating to transactions on assets and liabilities that remain within the Government's reporting entity.

Revenue

Revenue is recorded using the accrual method, i.e. in the fiscal year during which the transactions or the events giving rise to the revenue occurred. Revenue that cannot be measured with reasonable effort prior to reception is recorded at the time the funds are received. Sums received or receivable in regard to revenue that will be earned in a subsequent year are deferred and presented as deferred revenue.

Tax revenue (income and property taxes and consumption taxes)

Tax revenue arises from transactions with no consideration in goods or services, for which taxpayers are required, under the tax legislation, to pay money to the Government in order to fund public services. Such revenue is recognized once the tax measures giving rise to it have been authorized by Parliament and a taxable event has occurred.

Personal income tax revenue and contributions dedicated to health services are recognized when the taxpayer earned the income subject to tax. Revenue not collected at the end of the fiscal year and refunds not yet issued are recorded on the basis of estimates established according to transactions that will take place in the three months following the end of the fiscal year.

Corporate income tax revenue is recorded at the time the funds are received, because amounts receivable or refundable cannot be accurately estimated. These revenues are adjusted to take into account adjustments resulting from notices of assessment issued before the end of the fiscal year.

Revenue from school property taxes is recognized over the period in which such taxes are levied.

Revenue from consumption taxes is recognized at the time of the sale of the products or the delivery of the services, after deducting tax credits.

92

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

1. Significant accounting policies (cont'd)

Tax revenue (income and property taxes and consumption taxes) (cont'd)

Tax revenue does not take into account estimates concerning taxes due on unreported revenue within the time prescribed. These amounts are recorded when assessments are issued following tax recovery activities or the filing of returns by taxpayers.

In accordance with the tax legislation, refundable tax credits reduce related tax revenue. For the purposes of the Government's consolidated financial statements, refundable tax credits that are considered transfers made through the tax system are reclassified and presented in expenditure, thus increasing revenue. A refundable tax credit constitutes a transfer when it provides a taxpayer with a financial benefit for a purpose other than that of reducing the taxes that the taxpayer would otherwise have been required to pay to the Government.

Duties and permits

Revenue from duties and permits arises from transactions with consideration for which the Government grants a third party, in exchange for liquid assets, a right of use or an operating permit or issues a third party a certificate.

Revenue from duties and permits is recognized when receivable. Where revenue is refundable on demand and is linked to clearly identifiable goods and services that must be rendered by the Government to the holder of the duty or the permit, the revenue is recognized over the reference period of that duty or permit.

Miscellaneous revenue

Revenue from the sale of goods or services and from user contributions is recognized when the goods are sold or the services are delivered.

Income from interest on accounts receivable and loans as well as income from portfolio investments are recognized as they are earned. They cease to be recorded when the recovery of interest or principal is not reasonably assured.

Revenue from donors other than governments is recognized in the year of its donation when such revenue is not designated for a specific purpose. When, on the contrary, such revenue is designated for a specific purpose, it is recognized in revenue according to the conditions of the designation. In the case of donations of fixed assets or donations of cash to acquire fixed assets, the revenue is recognized at the same rate as the depreciation of the fixed assets. In the case of donations related to land, the revenue is recognized in the year of acquisition.

Revenue from tuition fees is recognized over the duration of the training concerned.

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PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

1. Significant accounting policies (cont'd)

Transfers from governments

Transfers from the federal government are recognized in revenue for the fiscal year in which they are authorized by the federal government and in which the eligibility criteria are met, except if the stipulations imposed by that government regarding the use of the resources transferred or received or the actions to be taken in order to keep them create an obligation that meets the definition of a liability. When the stipulations are general, the Government's actions or communications, carried out at the date of the financial statements to clarify them may also create a liability. Once a liability is recognized, the transfer is recorded in revenue as the obligations related to these stipulations are met.

When the Government receives transfers from other governments, these transfers are accounted for in the same way as federal government transfers.

Expenditure

Expenditure is recorded using the accrual method, i.e. in the fiscal year during which the transactions or the events giving rise to the expenditure occurred.

Remuneration and operating expenses

Remuneration and operating expenses are recorded in the fiscal year during which the goods are consumed or the services are delivered.

Transfer expenditures

Transfers are economic benefits granted by a government to a recipient, for no consideration in goods or services and for which the government does not expect to be reimbursed at a later date or to obtain a direct financial return.

Transfer expenditures are recognized in the fiscal year during which they are duly authorized, in accordance with the governance rules of the entity that grants them, and in which the recipients satisfied the eligibility criteria.

94

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

1. Significant accounting policies (cont'd)

Under the statutes in force, a transfer is authorized when Parliament and the Government have each exercised their power of authorization.

  The authorization of Parliament is granted in the case of a department or a budget-funded body during the voting of an appropriations act or the application of any other act authorizing the granting of appropriations. In the case of special funds, such authorization is granted during the approval of expenditure and investment forecasts by Parliament for a given fiscal year. In the case of other entities, this power of authorization is granted to their boards of directors by Parliament when their constituting acts are adopted.

  The Government's power of authorization is exercised by the adoption of orders in council or decisions of the Conseil du trésor or by the conclusion of an agreement with the transfer recipient.

Therefore, the Government retains its discretionary power in that it is not required to make transfers until Parliament and the Government have both exercised their power of authorization. The only part of a multi-year transfer that may be recorded in the accounts for a given fiscal year is the part that is both payable and authorized by Parliament for that year.

Debt service

Debt service includes interest on debts and on obligations relating to the accrued pension plans benefits and other employee future benefits. Revenue dedicated to the repayment of these liabilities is presented as a reduction in debt service. The latter also includes the amortization of premiums, discounts and costs related to the issue of borrowings and debt management, as well as the amortization of foreign exchange gains and losses.

Translation of foreign currency

Foreign currency transactions are translated into Canadian dollars at the exchange rates in effect at the time of the transactions. At the end of the fiscal year, monetary assets and liabilities denominated in foreign currency are translated into Canadian dollars at the exchange rates in effect on that date. Gains and losses resulting from exchange rate fluctuations are recognized in the consolidated statement of operations, with the exception of unrealized gains or losses resulting from the translation of long-term items, which are deferred and amortized using the straight-line method over the remaining useful life of the assets or liabilities concerned.

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PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

1. Significant accounting policies (cont'd)

Financial assets

Financial assets are asset items that may be used to repay existing debts or to fund future transactions; they are not intended to be used to deliver public services.

Short-term investments

Short-term investments are recorded at the lesser of cost and fair value.

Accounts receivable

Accounts receivable are initially recorded at cost and then brought down to their net recoverable value by means of an allowance for doubtful accounts. The annual change in this allowance is charged to expenditure.

Inventories and other assets intended for sale

Inventories and other assets intended for sale are evaluated at the lesser of cost and net realizable value.

Portfolio investments

Portfolio investments are recorded at cost.

If portfolio investments have significant concessionary terms, that is, there is a difference of over 25% between their face value and their present value at the Government's average debt rate, the loans and portfolio investments are recorded at their present value when they take effect. This difference constitutes a grant component, which is recognized as an expense. Subsequently, the investment income is recognized and added to the book value of the portfolio investment until their maturity date, using the effective interest method.

When a portfolio investment experiences a loss in value that is other than a temporary decline, its book value is reduced to reflect the decline in value, which is charged to expenditure. Any write-off of the book value of a portfolio investment is recorded as an expenditure and, where applicable, its subsequent recovery is recognized as a reduction of that expenditure.

Investment in government enterprises

Investment in government enterprises is recorded using the modified equity method based on the government's proportionate share of its enterprises.

96

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

1. Significant accounting policies (cont'd)

Interests in government business partnerships

Interests in government business partnerships are accounted for by the modified equity method applied using the government's share of each government business partnership.

Loans

Loans are recorded at cost.

If loans have significant concessionary terms, that is, there is a difference of over 25% between their face value and their present value at the Government's average debt rate, the loans are recorded at their present value when they take effect. This difference constitutes a grant component, which is recognized as an expense. Subsequently, the interest income is recognized and added to the book value of the loan until its maturity date, using the effective interest method.

When the facts or circumstances point to the risk of a loss, a valuation allowance is recorded as a reduction in loans to reflect their net recoverable value. The annual change in these allowances is charged to expenditure. Any write-off of the book value of a loan is recorded as an expenditure and, where applicable, its subsequent recovery is recorded as a reduction in expenditure.

Generations Fund

Demand and participation deposits in a particular fund of the Caisse de dépôt et placement du Québec are recorded at cost.

Where participation deposits suffer a loss in value that is other than a temporary decline, their book value is reduced to reflect this decline and the resulting reduction in value is charged to results. At the time of disposition of participation deposits, the difference between the amount received and the book value of these units established using the average cost method is charged to results.

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PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

1. Significant accounting policies (cont'd)

Liabilities

Liabilities are obligations of the Government toward third parties on the financial statement date arising from past transactions or events, and whose fulfilment will give rise to an outflow of resources representative of economic benefits in the future.

Allowance for legal proceedings and disputes

Obligations resulting from legal proceedings and disputes are recorded as liabilities when it is likely that a future event will confirm the existence of a liability on the date of the financial statements and a reasonable estimate of the loss can be made.

Allowance for losses on guaranteed financial initiatives

Obligations resulting from financial initiatives guaranteed by the Government, mainly loan guarantees, are recorded on the basis of probable losses. The allowance is established on the balance of the guaranteed financial initiatives reduced by the estimated realizable value of the security and surety obtained. The annual change in the allowance is charged to expenditure.

Probable losses are annually estimated by grouping financial initiatives into various risk classes and applying an average loss rate to each class, based on past experience and the nature of the initiatives. In the case of enterprises whose Government-guaranteed financial initiatives show an exceptionally high cumulative balance or are characterized by specific features, the estimate of probable losses relating to these initiatives is made using case-by-case analysis, regardless of risk class.

Environmental liability

Obligations resulting from the remediation of contaminated sites under the Government's responsibility, or probably under its responsibility, are recognized as environmental liabilities when the contamination exceeds an existing environmental standard and when future economic benefits are expected to be given up and a reasonable estimate can be made. An environmental liability includes the estimated cost of contaminated site management and remediation. The cost evaluation is based on the best information available and is revised annually.

98

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

1. Significant accounting policies (cont'd)

Pension plans and other employee future benefits

Obligations relating to the pension plans and other employee future benefits

Obligations relating to defined-benefit pension plans and employee future benefit programs are evaluated using the projected benefit method prorated on years of service and the most probable assumptions set by the Government.

The method used takes into account the way in which benefits payable by the Government are accrued by participants.

In the case of the Survivor's Pension Plan, the value of obligations is established using an actuarial method that determines the present value of the pensions accrued by beneficiaries as a result of the eligible person's death.

Retirement Plans Sinking Fund and specific pension funds

The investments of the Retirement Plans Sinking Fund (RPSF) and specific pension funds and employee future benefit programs funds are valued at an adjusted market value. With this valuation method, the difference between the real return based on market value and the forecast return is amortized over five years.

When the adjusted market value of a pension plan fund is higher than that of its obligations, the resulting surplus is capped through a valuation allowance so that the pension plans liability reflects only the future benefit that the Government expects to derive from this surplus. The annual change in the allowance is charged to expenditure.

Accrued benefits expense

The accrued benefits expense consists of the portion of the cost of benefits accrued during the year that is payable by the Government, the Government's share of the cost of pension plan changes concerning previous years of service, the amortization of actuarial gains and losses in respect of the Government's obligations relating to accrued benefits and the change in valuation allowances on pension plan assets.

Actuarial gains and losses determined during the revaluation of obligations stem from experience adjustments to forecast results and from changes to assumptions. They are recognized in expenditure using the straight-line method, as of the fiscal year following the year in which the actuarial gains and losses are taken into account in the value of obligations relating to accrued benefits. The amortization period corresponds to the expected average remaining service life (EARSL) of plan or program participants. The Government and Public Employees Retirement Plan (RREGOP), the Civil Service Superannuation Plan (CSSP), the Teachers Pension Plan (TPP) and the Pension Plan of Certain Teachers (PPCT) all have the same EARSL. In the case of the Survivor's Pension Plan, the amortization period corresponds to the average remaining life expectancy of beneficiaries.

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PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

1. Significant accounting policies (cont'd)

Pension plans and other employee future benefits (cont'd)

Debt service expense for pension plans and other employee future benefits

The debt service expense for pension plans and other employee future benefits consists of the net difference between interest on obligations relating to accrued benefits and the anticipated investment income of the RPSF and specific pension funds and employee future benefit program funds, adjusted by the amortization of the actuarial gains and losses relating to these funds.

Annual interest is determined by applying, to the average value of the obligation relating to the accrued benefits under each plan or program, the discount rate related to that obligation. As for the annual return of a fund, it is obtained by applying, to the average balance of the fund, the rate of return stipulated in the actuarial valuations of the obligations of the related pension plans or the obligations of the employee future benefit program concerned.

Actuarial gains and losses attributable to the use of the forecast rate of return are amortized using the straight-line method. In the case of the RPSF, the amortization period corresponds to the EARSL of pension plan participants. In the case of the other funds, it corresponds to the period set for amortizing the actuarial gains and losses related to the obligations of the pension plan or program concerned.

Debts

Debts

Debts are recorded at the amount received at the time of issue, adjusted by the premium or discount amortization to obtain the amount of principal repayable at maturity. The amortization is calculated using the effective rate for each borrowing.

Issue expenses related to debts are deferred and amortized over the term of each borrowing using the straight-line method. The unamortized balance is included in deferred expenses related to debts.

Derivative instruments

The Government uses derivative instruments to manage foreign exchange and interest rate risks related to debts. These instruments are recorded at cost.

Derivative instruments, such as currency swap contracts and foreign exchange forward contracts, are used to manage the foreign exchange risk associated with the repayment of interest and principal on borrowings in foreign currency and with the cash management transactions this entails. The components of these instruments, namely, financial assets and liabilities, are offset against one another and presented in "Debts".

100

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

1. Significant accounting policies (cont'd)

Derivative instruments (cont'd)

Interest rate exchanges stemming from interest rate swap contracts used to change exposure to interest rate risk over the long term are reconciled with interest charges for the borrowings with which these swap contracts are associated.

Gains or losses on long-term derivative instruments are deferred and amortized using the straight-line method over the term of each contract. However, gains or losses on derivative instruments used to modify the interest rate risk are amortized over the term of the underlying security.

Sinking funds relating to borrowings

Securities held by the sinking funds relating to borrowings are recorded at the amount paid at the time of purchase, adjusted by the premium or discount amortization to obtain the amount of principal receivable at maturity. The amortization is calculated on the basis of the effective rate for each security.

The difference between the book value of a security and the amount received at the time of its disposal is charged to results.

Non-financial assets

Non-financial assets are assets used during the normal course of the Government's activities to provide public services in the coming fiscal years.

Excluded items

Land in the public domain and natural resources, such as forests, water and mining resources, which the Government holds by virtue of the fact that they were devolved to the state and not purchased, are not recorded in the Government's consolidated financial statements. Intangible items do not constitute non-financial assets for the Government.

Fixed assets

Fixed assets consist of acquired, built, developed or improved non-financial assets, whose useful life extends beyond the fiscal year and which are intended to be used on an ongoing basis for producing goods or delivering services.

Fixed assets are recorded at cost and depreciated - except for land, which is not depreciated - using a logical and systematic method over a period corresponding to their useful life. Their cost includes financing charges capitalized during their construction, improvement or development.

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PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

1. Significant accounting policies (cont'd)

Fixed assets (cont'd)

The cost of fixed assets held under capital leases is equal to the present value of minimum payments due for the rental of such assets, without exceeding the fair value of the leased asset. Fixed assets under construction, development or improvement are not depreciated.

Some fixed assets are acquired under private-public partnership agreements. These agreements are long-term contracts by which the Government involves one or more private partners in designing, building, maintaining and operating a public good, with or without funding from these partners. The fixed asset and the debt associated with it are recognized when the risks and advantages associated with the ownership of the public good are devolved to the Government, for the most part, in accordance with the terms of the agreement concerned.

The cost of a fixed asset acquired under a private-public partnership agreement is equal to the lower of the present value of the cash flows associated with the fixed asset and the fixed asset's fair value. If the cash flows associated with the fixed asset cannot be isolated from those related to its operation, the cost of the asset is determined on the basis of its fair value. The fair value of the fixed asset is estimated on the basis of the agreement's specifications.

Works of art and historic properties, such as paintings, sculptures, drawings, prints, photographs, films and videos are not recorded as fixed assets. Their cost is charged to expenditure for the fiscal year during which they are acquired.

Fixed assets acquired through government transfer or through donation, including those acquired for a nominal value, are recorded at their fair value at the time of acquisition.

Inventories

Inventories consist of supplies that are consumed in the normal course of operations during the coming fiscal years. These inventories are valued at the lower of cost and net realizable value.

Prepaid expenses

Prepaid expenses represent outlays made for services the Government will receive during the coming fiscal years. These expenses will be charged to expenditure on the basis of the services obtained.

102

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

2. Measurement uncertainty

In preparing the consolidated financial statements, the Government has to make estimates and assumptions in order to evaluate and record certain asset, liability, revenue and expenditure items. These estimates are based on the most reliable data and the most probable assumptions available at the time, and involve judgment by the Government. They are revised annually to reflect new information as it becomes available.

By their very nature, estimates are subject to measurement uncertainty. Therefore, actual results may differ from the Government's forecasts.

Estimates are made for certain material consolidated financial statement items:

  federal government transfer revenue and amounts receivable or repayable corresponding to that revenue may vary because of possible differences between the assumptions made for fiscal and population data, including the evaluation regarding Québec's population within Canada, and the actual data;

  obligations relating to pension plans and other employee future benefits may vary because of differences between the economic and demographic assumptions made for actuarial valuation purposes and the actual results. Note 16 on the pension plans and other employee future benefits presents the impact of a change in the main assumptions on the value of obligations relating to accrued benefits under the four main pension plans;

  environmental liabilities related to contaminated sites may vary because of differences between estimated management and remediation costs and actual costs. Note 22 on contingencies provides additional information on the uncertainty related to the valuation of this liability;

  the value of certain allowances, such as the allowance for doubtful accounts, the valuation allowance for loans, the valuation allowance for portfolio investments and the allowance for losses on guaranteed financial initiatives, may vary because of differences between the assumptions made to evaluate the probability of collection or payment and the amount actually collected or paid;

  liabilities related to legal proceedings and disputes may vary because of differences between the assumptions used to evaluate the probability of payment and the amount actually paid. Note 22 on contingencies provides additional information on the uncertainty related to the valuation of this liability.
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PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

3. Accounting changes

Adoption of new accounting standards

Government enterprises

On April 1, 2018, government enterprises that apply International Financial Reporting Standards (IFRS) adopted new standards IFRS 9 Financial Instruments and IFRS 15 Revenue from Contracts with Customers.

IFRS 9 establishes a new model for the classification and measurement of financial assets and liabilities and establishes a single impairment model based on expected losses rather than incurred losses. In particular, the new model requires that until credit risk has increased significantly since its initial recognition, the impairment provision is measured based on expected losses over the next twelve months. If credit risk has increased significantly since its initial recognition, the provision must be measured over the term of the financial instrument.

This standard has been applied retroactively by enterprises using one of the two methods permitted, i.e. with or without restatement of financial data from previous years. The impact of the application of this standard for Hydro-Québec was included in the government's investments as at March 31, 2018 and was therefore applied early.

IFRS 15 addresses in particular the recognition and measurement of income from ordinary activities. Under this standard, an entity should recognize its income when the performance obligations are met and at the amount that the entity expects to receive in exchange for its goods or services.

The application of this standard has had no impact on the investment in government enterprises, revenue from government enterprises, and other comprehensive income of government enterprises.

On January 1, 2019, Hydro-Québec, which prepares its financial statements and quarterly reports using the United States generally accepted accounting principles (U.S. GAAP), adopted the new accounting standard ASC 842 issued by the Financial Accounting Standards Board (FASB), which addresses lease accounting. This standard's requirements are similar to those of IFRS 16 Leases, which comes into effect for fiscal periods beginning January 1, 2019.

IFRS 16 establishes a single lessee accounting model requiring the recognition of assets and liabilities for all leases, except for short-term leases and for leases for which the underlying assets is of low value. Previously, only lease agreements that transferred substantially all the risks and rewards incidental to ownership to the lessee were recorded in assets and liabilities. For the lessor, the requirements remain unchanged.

104

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

3. Accounting changes (cont'd)

Adoption of new accounting standards (cont'd)

Government enterprises (cont'd)

The accounting changes resulting from the adoption of the new ASC 842 standard have been applied retroactively with no restatement of prior years' financial data by Hydro-Québec. Since the requirements of this standard are similar to those of IFRS 16, no significant adjustments were made to Hydro-Québec's financial data to bring them in line with the IFRS.

Impact of accounting changes made by government enterprises as a result of the adoption of new accounting standards

(millions of dollars)

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PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

3. Accounting changes (cont'd)

Other accounting changes

Contractual obligations and contractual rights

The Government reviewed the principles and characteristics of contractual obligations and rights to determine which ones must be included in the consolidated financial statements. In particular, the notion of loss of discretionary power has been established as one of the essential conditions for the presentation of contractual obligations and rights within the meaning of the Canadian public sector accounting standards. Loss of discretionary power occurs when either party to the agreement is likely to have little or no opportunity to change the terms and conditions of the agreement or to withdraw from them on their own.

In addition, in order to show the scale of contractual obligations and rights, the Government now discloses contractuals rights separately from contractual obligations.

Theses changes have increased (or decreased) the following items:

(millions of dollars)

106

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

4. Revenue

Revenue by source

(millions of dollars)

(1) Data presented in Budget 2018-2019 of the Ministère des Finances tabled on March 27, 2018.

(2) The solidarity tax credit, worth $1 633 M ($1 586 M as at March 31, 2018), is an abatement since it is designed to refund certain taxes to low-income households. Therefore, this refundable tax credit is presented as a reduction of consumption tax revenue arising from the sale of goods or the delivery of services.

(3) As at March 31, 2019, revenue included $8 M from income related to the Québec component of the excise duty on the sale of cannabis.

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PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

4. Revenue (cont'd)

Income and property taxes - Additional information on refundable tax credits

In accordance with the applicable tax legislation, refundable tax credits reduce related tax revenue. However, Canadian public sector accounting standards require that these credits be presented in expenditure when they represent transfers funded by the tax system, that is, they do not provide relief for taxes paid previously or currently due.

The refundable tax credits of $6 293 million as at March 31, 2019 ($5 963 million as at March 31, 2018) have been reclassified in transfer expenditures so that revenue derived from income and property taxes amount to $49 168 million ($46 134 million as at March 31, 2018).

Income and property taxes - Reclassification of refundable tax credits

(millions of dollars)

108

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

4. Revenue (cont'd)

Additional information - Tax-funded transfer expenditures by government mission

(millions of dollars)

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PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

5. Expenditure

Expenditure by supercategory and category

(millions of dollars)

(1) Data presented in Budget 2018-2019 of the Ministère des Finances tabled on March 27, 2018.

(2) Operating expenditure included an amount of $4 032 M ($3 924 M in 2017-2018) related to the depreciation of fixed assets.

(3) This expenditure included net foreign exchange gains of $75 M ($35 M in 2017-2018), i.e. foreign exchange gains of $79 M ($32 M in 2017-2018) in the "Debt service" supercategory and foreign exchange losses of $4 M (foreign exchange gains of $3 M in 2017-2018) in the "Doubtful accounts and other allowances" supercategory.

110

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

6. Short-term investments

Short-term investments are highly liquid investments that the Government does not intend to keep for more than one year.

Short-term investments by category of securities held

(millions of dollars)

(1) As at March 31, 2019 and 2018, the quoted market value of marketable securities on official markets was similar to their book value.

(2) These investments will mature in the coming fiscal year, except for certain securities totalling $68 M ($41 M as at March 31, 2018), whose maturity dates range mostly from July 2020 to November 2021 (from April 2019 to December 2021 for securities held as at March 31, 2018).

Weighted average rate for short-term investments by category of securities held

(millions of dollars)

(1) This rate corresponds to the effective rate for short-term investments held as at March 31 and takes into account interest rate swap contracts.

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PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

7. Accounts receivable

Accounts receivable

(millions of dollars)

112

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

8. Portfolio investments

Portfolio investments by category of entity and nature of securities held

(millions of dollars)

(1) The quoted market value of marketable securities on official markets was $239 M ($285 M as at March 31, 2018) and their book value was $176 M ($253 M as at March 31, 2018).

(2) The Government held $1 432 M in participation units in specific funds entrusted to the Caisse de dépôt et placement du Québec ($1 354 M as at March 31, 2018).

(3) The grant portion related to portfolio investments with significant concessionary terms reduced the value of these investments by $146 M ($155 M as at March 31, 2018).

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PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

9. Investment in government enterprises

Financial information on government enterprises

(millions of dollars)

(1) For Hydro-Québec, consolidation adjustments included a loss of $46 M resulting from the abandonment of a project related to electricity export after the publication of its quarterly financial statements. For Investissement Québec, consolidation adjustments included a $50 M loss on a loan whose recoverable amount has deteriorated since the publication of its financial statements. The other consolidation adjustments stem mainly from contributions to entities within the Government's reporting entity and charged to their shareholders' equity and from the elimination of unrealized gains and losses on transactions carried out by government enterprises with entities in the Government's reporting entity.

(2) The other government enterprises are Capital Financière agricole inc., the Société Innovatech du Grand Montréal, the Société Innovatech du Sud du Québec, the Société Innovatech Québec et Chaudière-Appalaches and the Société Innovatech Régions ressources.

(3) Comparative financial data have been restated following the accounting changes made by Loto-Québec. In particular, on April 1, 2018, this enterprise adopted the new accounting standards IFRS 9 - Financial Instruments and IFRS 15 - Revenue from Contracts with Customers. As at March 31, 2018, these accounting changes reduced revenue and expenses by $1 027 M and other assets and other liabilities by 120 M$. The application of these standards had no impact on investments in government enterprises, revenue from government enterprises and other comprehensive income items of government enterprises.

114

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

9. Investment in government enterprises (cont'd)

Breakdown of Hydro-Québec's financial information

(millions of dollars)

(1) Hydro-Québec, which is a rate-regulated government enterprise, prepared its financial statements for the fiscal year ended December 31, 2018 in accordance with U.S. generally accepted accounting principles (U.S. GAAP). The data presented in the "Adjustments for the three-month period" column represent adjustments needed to account for Hydro-Québec's financial data on the basis of the Government's fiscal year, which ends on March 31.

(2) The column "Adjustments for the three-month period" includes the accounting changes resulting from the adoption of the new accounting standard ASC 842 issued by the Financial Accounting Standards Board (the "FASB"). As at January 1, 2019, this change resulted in an increase of $200 M in Hydro-Québec's assets, an increase of $190 M in its liabilities and an increase of $10 M in its retained earnings.

(3) The Government granted a financial guarantee of $685 M ($685 M as at March 31, 2018) for the Gentilly-2 nuclear generating station. In order to finance the costs related to the long-term nuclear fuel waste management, Hydro-Québec set up a trust of $154 M ($148 M as at March 31, 2018).

115

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

9. Investment in government enterprises (cont'd)

Adjustments to comply with International Financial Reporting Standards (IFRS)

Hydro-Québec

Canadian public sector accounting standards require that the value of the Government's investment in enterprises be determined on the basis of financial data in accordance with IFRS. Therefore, at the Government's request, Hydro-Québec made certain adjustments to its financial data established on the basis of U.S. GAAP so that they would be compliant with IFRS. These adjustments concerned essentially financial data on employee future benefits, financial instruments and fixed asset retirement obligations.

Adjustments - IFRS

(millions of dollars)

116

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

9. Investment in government enterprises (cont'd)

Other comprehensive income items of government enterprises(1)

(millions of dollars)

(1) The other comprehensive income items of government enterprises, except those related to employee future benefits, will be reclassified in the net result of the enterprises when they are realized.

Repayment schedule for debts contracted by government enterprises with third parties(1)

(millions of dollars)

(1) The Government guarantees borrowings contracted by Hydro-Québec and Investissement Québec in different currencies. The net value of these guaranteed borrowings stood at $47 757 M as at March 31, 2019 ($45 485 M as at March 31, 2018) for Hydro-Québec and at $5 222 M ($5 314 M as at March 31, 2018) for Investissement Québec.

117

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

9. Investment in government enterprises (cont'd)

Schedule for debts and advances contracted with the government(1)

(millions of dollars)

(1) The debts and advances contracted by the enterprises bear interest at rates varying between 1.92% and 4.10%, with the exception of an amount of $397 M that does not bear interest.

118

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

9. Investment in government enterprises (cont'd)

Main contractual obligations of government enterprises

Hydro-Québec

Hydro-Québec has made a commitment to Churchill Falls (Labrador) Corporation Limited to buy almost all of the power produced by the Churchill Falls generating station, which has a rated capacity of 5 428 megawatts. This contract was renewed automatically in 2016 for an additional 25 years, in accordance with the contract's provisions. A contract guaranteeing the availability of 682 megawatts of additional power until 2041 for the November 1 to March 31 winter period has also been concluded with this enterprise.

As at December 31, 2018, Hydro-Québec was also committed under contracts to purchasing electricity from other producers. Taking the renewal clauses into account, the maturity dates of these contracts extend to 2052.

Taking into account commitments as a whole, Hydro-Québec plans to make the following minimum payments in the coming fiscal years:

Hydro-Québec's contractual obligations

(millions of dollars)

As part of its development projects and activities to maintain and improve the quality of its assets, Hydro-Québec plans to make annual investments of about $3.9 billion in tangible fixed assets and intangible assets for the years 2019 to 2023.

In addition, as at March 31, 2019, Hydro-Québec made a commitment to Réseau express métropolitain inc. (a wholly-owned subsidiary of the CDPQ) to pay a maximum contribution of $295 million to cover the cost of fixed equipment needed to electrify the Réseau express métropolitain.

119

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

9. Investment in government enterprises (cont'd)

Main contractual obligations of government enterprises (cont'd)

Investissement Québec

Investissement Québec has contracted various financing and investment commitments during the normal course of its activities. The financing agreements, authorized by the enterprise, pending acceptance by clients, represented a total of $121 million as at March 31, 2019. The agreements accepted by clients, which include amounts not disbursed on loans, amounts for which disbursement has not been authorized for financial contributions and amounts that have not yet been used for guarantees, represented a total of $761 million at that date. In addition, under agreements with partners, Investissement Québec was committed as at March 31, 2019 to investing $120 million, through units of limited partnerships, in regional economic intervention funds (FIER) and other venture capital agencies.

These commitments do not necessarily represent future cash requirements of Investissement Québec, as several will expire or may be cancelled without resulting in an outflow of cash.

During the normal course of its activities, Investissement Québec has contracted various other commitments, totalling $82 million as at March 31, 2019.

Loto-Québec

As at March 31, 2019, Loto-Québec was committed to paying a total of $97 million for the rental of administrative premises and a piece of land.

Société des alcools du Québec

As at March 31, 2019, the Société des alcools du Québec was committed to paying a total of $408 million, for the rental of outlets.

Société québécoise du cannabis

The Société québécoise du cannabis (SQDC) has signed a supply agreement under which it has committed to purchasing an agreed volume of cannabis until October 17, 2019. As at March 31, 2019, the remaining balance of the commitment was $75 million.

120

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

9. Investment in government enterprises (cont'd)

Main contingencies of government enterprises

Hydro-Québec

In accordance with the terms and conditions for the issue of certain debt securities outside Canada, Hydro-Québec has undertaken to increase the interest paid to non-residents if changes are made to Canadian tax legislation concerning tax on the income of non-resident persons. The enterprise is unable to estimate the maximum amount it could be required to pay in respect of these guarantees. If such an amount becomes payable, Hydro-Québec would have the option of repaying most of the securities in question. As at December 31, 2018, the amortized cost of the debt concerned was $3 314 million.

Investissement Québec

When a corporation is sold in whole or in part, in addition to any potential indemnification arising from the failure to execute restrictive clauses or from non-compliance with a declaration of guarantee, Investissement Québec may agree to give a guarantee against any claim resulting from past activities. In general, the terms and conditions and amount of such indemnification are limited to the agreement. Investissement Québec did not recognize an amount on its consolidated statement of financial position for these sales because it is not probable that an outflow of resources will be required to settle the obligation and such an amount cannot be reliably estimated.

To contribute to Québec's economic development, Investissement Québec guarantees borrowings and other financial commitments contracted by corporations. As at March 31, 2019, the guarantees granted by this enterprise totalled $372 million; a liability of $26 million has been recorded in respect of these guarantees.

121

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

9. Investment in government enterprises (cont'd)

Material transactions and balances of government enterprises realized with entities included in the Government's reporting entity

(millions of dollars)

122

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

10. Government business and non-business partnerships

Purpose of government partnerships entered into and percentage holding of government departments, bodies and special funds

123

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

10. Government business and non-business partnerships (cont'd)

Purpose of government partnerships entered into and percentage holding of government departments, bodies and special funds (cont'd)

Note: When the fiscal year of a government partnership ends on a date other than March 31, the date is indicated in parentheses.

(1) The investment in Arion Technologies Automobiles inc. was completely devaluated as at March 31, 2018 and this company is in the process of being dissolved.

(2) On May 31, 2018, the name of Fonds Relève Québec S.E.C. was changed to Fonds de transfert d'entreprise du Québec S.E.C.

(3) The name "Matamec Explorations inc., Ressources Québec inc. (Terres rares [Kipawa])" was changed to "Quebec Precious Metals Corporation, Ressources Québec inc. (Terres rares [Kipawa])" on June 28, 2018. This investment was completely devalued as at March 31, 2019.

(4) The name « Junex inc., Ressources Québec inc., Gestion Bernard Lemaire inc. (projet Galt) » was changed to « Cuda Oil and Gas inc., Ressources Québec inc., Gestion Bernard Lemaire inc. (projet Galt) » on August 14, 2018.

124

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

10. Government business and non-business partnerships (cont'd)

Government business partnerships

Revenue from government business partnerships entered into by government departments, bodies and special funds

(millions of dollars)

Interest in government business partnerships entered into by government departments, bodies and special funds

(millions of dollars)

125

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

10. Government business and non-business partnerships (cont'd)

Government business partnerships (cont'd)

Material transactions and significant balances of government business partnerships realized with entities included in the Government's reporting entity

During the fiscal years ended March 31, 2019 and 2018, the entities included in the Government's reporting entity did not conduct any material transactions with government business partnerships over which the Government exercised shared control and there was no material inter-entity balance as at March 31, 2019 and 2018.

Government non-business partnerships

Net results from government non-business partnerships entered into by government departments, bodies and special funds

(millions of dollars)

126

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

10. Government business and non-business partnerships (cont'd)

Government non-business partnerships (cont'd)

Net assets from government non-business partnerships entered into by government departments, bodies and special funds

(millions of dollars)

Material transactions and significant balances of government non-business partnerships realized with entities included in the Government's reporting entity

During the fiscal years ended March 31, 2019 and 2018, the entities included in the Government's reporting entity did not conduct any material transactions with government non-business partnerships over which the Government exercised shared control and there was no material inter-entity balance as at March 31, 2019 and 2018.

127

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

11. Loans

Loans by category of borrower

(millions of dollars)

(1) As part of its operations, the Government grants loans to third parties not included in the reporting entity, and receives assets as collateral. As at March 31, 2019, the cost of the loans granted by the Economic Development Fund was $2 211 M. The table below shows, for each category of loan, the proportion of the nominal balance for which the Government received significant securities and sureties:

For loans granted by other entities within the reporting entity, the cost of which was $9 738 M ($9 631 M as at March 31, 2018), the guarantees received totalled $176 M ($195 M as at March 31, 2018).

(2) Loans to enterprises include U.S. $18 M (U.S. $19 M as at March 31, 2018) in loans whose equivalent value is C $23 M (C $25 M as at March 31, 2018) and €26 M (€8 M as at March 31, 2018) in loans whose equivalent value is C $40 M (C $13 M as at March 31, 2018). Foreign currencies loans are translated into Canadian dollars at the exchange rate in effect as at March 31 of the current year.

(3) Loans with repayment clauses based on royalties are included in the loans to enterprises. The conditions associated with these loans are such that the entire amount advanced is more similar to a subsidy. Therefore, the value of these loans is negligible.

(4) The grant portion related to loans with significant concessionary terms reduced the value of these loans by $112 M ($131 M as at March 31, 2018).

128

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

11. Loans (cont'd)

Weighted average interest rate by category of borrower

(percent)

Schedule of loan payments receivable by category of borrower

(millions of dollars)

129

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

12. Generations Fund

The purpose of the Generations Fund, created under the Act to reduce the debt and establish the Generations Fund (CQLR, chapter R-2.2.0.1), is to reduce the Government's debt. In accordance with this Act, the fund's assets are used exclusively to repay the Government's gross debt.

Statement of financial position
(millions of dollars)

(1) The Generations Fund holds participation units in a specific fund at the Caisse de dépôt et placement du Québec (CDPQ). These units are repaid with prior notice according to the CDPQ's settlement terms and conditions at the market value of the fund's net equity at the end of each month. The Generations Fund had 6 839 241 participation units with a total fair value of $8 818 M (11 368 326 participation units with a total fair value of $14 186 M as at March 31, 2018).

130

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

12. Generations Fund (cont'd)

Statement of change in the balance of the Generations Fund
(millions of dollars)

(1) Data presented in Budget 2018-2019 of the Ministère des Finances tabled on March 27, 2018.

(2) Under the Hydro-Québec Act (CQLR, chapter H-5), a sum of $215 M resulting from savings achieved following the closure of the Gentilly-2 nuclear power plant is taken out of Hydro-Québec's dividends. This amount will be deposited annually in the Generations Fund until 2043.

131

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

13.  Accounts payable and accrued expenses

Accounts payable and accrued expenses

(millions of dollars)

132

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

14.  Deferred revenue

Deferred revenue

(millions of dollars)

(1) This deferred revenue results from stipulations required by the transferor or from externally imposed restrictions requiring that the assets received be used for specific purposes.

(2) The third-party donations are mainly from non-profit organizations, including foundations that provide financial support to public institutions in the health and social services network.

133

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

14.  Deferred revenue (cont'd)

Deferred revenue - Federal government transfers, third-party donations and transfers from entities other than the federal government

(millions of dollars)

(1) These sums included contributions of $31 M from government enterprises.

134

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

15.  Other liabilities

Other liabilities

(millions of dollars)

Liability stemming from transfer agreements for the repayment of the principal on borrowings contracted or to be contracted by recipients

This liability stems from transfer programs administered by the Société de financement des infrastructures locales du Québec and the Société d'habitation du Québec. Since the constituting acts of these bodies allow them to authorize a transfer expenditure without having to obtain approval from Parliament through an appropriations act, such expenditure and the corresponding liabilities are recognized once the transfer agreement has been duly authorized by the body and the recipient has satisfied the eligibility criteria.

Under these transfer programs, the Government generally grants additional subsidies to recipients to cover the interest they have to pay, which is estimated at $60 million ($80 million as at March 31, 2018). The interest rates paid by recipients vary between 1.45% and 8.00% (between 1.25% and 8.00% in 2017-2018).

135

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

15.  Other liabilities (cont'd)

Anticipated annual payment schedule for repayment of the principal on borrowings contracted or to be contracted by recipients

(millions of dollars)

136

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

16.  Pension plans and other employee future benefits

Liability regarding the pension plans and other employee future benefits

(millions of dollars)

The Government's defined-benefit pension plans

Several defined-benefit pension plans have been put in place by the Government for its employees, for the Members of the National Assembly and for the judges. The Government and participants contribute to the funding of all of these plans. Most government employees participate in the Government and Public Employees Retirement Plan (RREGOP). The other plans are for specific categories of employees, such as management personnel and the employees of the Université du Québec and its constituent universities.

The Government allows its enterprises and the bodies not included in its reporting entity[1] to participate in the pension plans that it has put in place. These enterprises and bodies thus pay contributions as an employer to the plans concerned.

___________________________________________________
[1]  Most of these bodies do fiduciary transactions for the Government or provide services to entities in its reporting entity.

137

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

16.  Pension plans and other employee future benefits (cont'd)

Breakdown of participants by pension plan

Note: In addition to these plans, a number of defined-benefit plans have been put in place by government enterprises (Hydro-Québec, Investissement Québec, Loto-Québec and the Société des alcools du Québec). Information on the assets and liabilities of these plans is presented in the financial statements of these enterprises.

(1) The RPSO is a special provision, provided for in section 23 of the Act respecting the PPMP (CQLR, chapter R-12.1), offered only to the members of senior management.

(2) These plans have not admitted any new participants since July 1, 1973, due to the creation of RREGOP.

(3) This plan, created on January 1, 1992 following the transfer of federal employees to employment with the Gouvernement du Québec, has not admitted any new participants since that date.

The Government's pension plans grant a defined benefit to participants when they retire, which is calculated on the basis of an average for their best paid years, generally five, and their number of years of service. The portion of benefits accrued after July 1, 1982 or, in the case of the PPUQ, after January 1, 2005, is partially indexed to the cost of living; the portion of benefits accrued before those dates is usually indexed.

138

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

16.  Pension plans and other employee future benefits (cont'd)

Types of pension plans

The Government's defined-benefit pension plans can be divided into two types: "cost-sharing" and "cost-balance". These two types of plans differ from one another in regard to the Government's responsibility for funding the cost of accrued benefits and to the obligations relating to the payment of benefits.

"Cost-sharing" plans

So-called "cost-sharing" pension plans are joint plans for which the Government's responsibility for payment of the benefits granted by the plan is limited to its share of the cost of benefits accrued by employees. Therefore, with this type of plan, the portion of obligations relating to accrued benefits for which the Government is responsible is taken into account in the pension plans liability presented in the Government's consolidated financial statements.

Regarding obligations relating to accrued benefits payable by participants and the net assets available for paying these benefits, the information is presented in the pension plans' financial statements published by Retraite Québec.

"Cost-balance" plans

So-called "cost-balance" pension plans are plans for which the Government covers the total cost of accrued benefits, net of the contributions paid by employees and certain employers. Therefore, with this type of plan, all obligations relating to accrued benefits are taken into account in the pension plans liability presented in the Government's consolidated financial statements.

Retirement Plans Sinking Fund

The Government established the Retirement Plans Sinking Fund (RPSF) to create an asset for paying all or part of the pension plans' benefits. The RPSF is for plans whose benefits are paid by the general fund of the Consolidated Revenue Fund.

Under the Financial Administration Act (CQLR, chapter A-6.001) the Minister of Finance may make long-term investments with the Caisse de dépôt et placement du Québec, up to an amount equal to the balance of the non-budgetary pension plans account,[1] by depositing money taken from the general fund of the Consolidated Revenue Fund to establish this sinking fund.

________________________________________________________

[1]  In this case, the balance of the non-budgetary pension plans account corresponds to the pension plans liability prior to taking the Retirement Plans Sinking Fund into account.

139

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

16.  Pension plans and other employee future benefits (cont'd)

Retirement Plans Sinking Fund (cont'd)

In December 1999, under an agreement concluded during the renewal of the collective agreements of government employees, the Government set the objective that the book value of the sums accumulated in the RPSF would be equal, in 2020, to 70% of the value of its obligations relating to the accrued benefits under the pension plans of public and parapublic employees. This objective does not take into account the obligations of certain plans that have their own pension fund. During the fiscal year ending March 31, 2018, this objective was achieved.

Specific pension plan funds

Presence of a pension plan fund

In accordance with their provisions, certain pension plans have their own pension fund for the payment of accrued benefits. In that case, this fund is made up of the contributions of employers as well as those of participants if the participants contribute to a "cost-balance" plan. The Government may also be required to pay contributions into this fund.

If the sums in a pension fund are insufficient to pay the benefits payable by the Government, the benefits are paid by the general fund of the Consolidated Revenue Fund. This situation does not apply to the PPUQ.

The sums deposited in the pension plan funds are administered by the Caisse de dépôt et placement du Québec, except in the case of the PPUQ, where they are administered by a private trust.

Absence of a pension plan fund

In the case of pension plans that do not have a pension fund, benefits payable by the Government are paid out of the general fund of the Consolidated Revenue Fund. The contributions of participants and employers to these plans are thus paid into the general fund of the Consolidated Revenue Fund.

140

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

16.  Pension plans and other employee future benefits (cont'd)

Characteristics of the Government's defined-benefit plans

(1) The percentage indicated represents the portion of obligations relating to accrued benefits payable by the Government.

(2) The EARSL is used to determine the amortization period for the plan's actuarial gains and losses.

(3) Contributions paid by employers required to pay contributions are deposited in a transitional fund. This fund is liquidated regularly because the sums deposited in it are used to pay benefits.

(4) The Government's portion is 58.3% in the case of benefits accrued prior to July 1, 1982 and 50.0% as of that date.

(5) In accordance with the Act to foster the financial health and sustainability of the Pension Plan of Management Personnel and to amend various legislative provisions (S.Q. 2017, chapter 7), assented to in May 2017, the Government will henceforth cover the portion of benefits payable by participants to pensioners who retired before January 1, 2015 or to their assigns. In exchange, the Government received a share of the value of the contribution fund of PPMP participants, which was transferred to the RPSF.

(6) Every three years at the latest, the Government must pay its contributions into the fund, as determined by the actuarial valuations realized for that purpose.

(7) The Government's portion is 46.0% in the case of benefits accrued prior to January 1, 2013.

141

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

16.  Pension plans and other employee future benefits (cont'd)

Pension plans liability

(millions of dollars)

142

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

16.  Pension plans and other employee future benefits (cont'd)

Change in obligations relating to accrued pension plan benefits

(millions of dollars)

(1) In renewing the collective agreements and working conditions of its employees, the government entered into agreements with the employees in 2010 and 2011 on the funding of RREGOP and the PPMP. These agreements provide for the payment of compensations by the Government into the contribution funds of participants in these plans in order to limit the increase in the contributions they pay.

The agreement providing for compensation to fund the PPMP, which was to end on December 31, 2016, was extended to December 31, 2017. In addition, the Act to foster the financial health and sustainability of the Pension Plan of Management Personnel and to amend various legislative provisions (S.Q. 2017, chapter 7), assented to in May 2017, stipulates that an annual compensations determined on the basis of services rendered during the fiscal year, but limited to an annual amount of $100 M for the years 2018 to 2022, must be paid into the contribution fund of participants in the PPMP in order to finance this plan.

(2) In accordance with the Act to foster the financial health and sustainability of the Pension Plan of Management Personnel and to amend various legislative provisions (S.Q. 2017, chapter 7), assented to in May 2017, the government has committed to paying into the contribution fund of participants in the PPMP an annual contribution determined on the basis of services rendered during the fiscal year by participants in this plan. This contribution may not exceed the annual savings generated by the reduction of the amortization expense for unamortized actuarial losses owing to a gain of $561 M resulting from the amendments made to the provisions of the plan recognized in 2017-2018.

In addition, in accordance with the Act, the Government authorized the payment of two additional contributory amounts totalling $419 M into the contribution fund of PPMP participants in 2017-2018. Considering the annual contribution of $142 M for 2017-2018, the government contributed the maximum required under the law as at March 31, 2018.

(3) In accordance with the Act to foster the financial health and sustainability of the Pension Plan of Management Personnel and to amend various legislative provisions (S.Q. 2017, chapter 7), assented to in May 2017, the Government now covers the portion of benefits payable by participants to pensioners who retired before January 1, 2015 or to their assigns, which has increased its obligations by $5 032 M in 2017-2018. In exchange for the covering of these benefits, the Government received a $5 071 M share of the value of the contribution fund of PPMP participants, which was transferred to the RPSF in 2017-2018. The difference of $39 M was recognized as investment income of the RPSF and thus reduced the debt service expense for the pension plans in 2017-2018.

(4) An amendment, coming into effect January 1, 2019, was made to the provisions of the PPUQ and resulted in a $5 M increase in the value of its obligations.

The value of the RPSF's obligations was reduced by $561 M in 2017-2018 due to the assent to the Act to foster the financial health and sustainability of the Pension Plan of Management Personnel and to amend various legislative provisions (S.Q. 2017, chapter 7). The amendments concern, in particular, the eligibility criteria for granting a pension without actuarial reduction at retirement, the actuarial reduction rate applicable in the case of anticipation of the pension and, for the purpose of calculating the pension, the number of best paid years taken into account and the maximum number of years of service recognized. Most of these changes come into effect on July 1, 2019. The Act also stipulates that indexation of benefits will be suspended for six years for pensioners who cease to hold employment before July 1, 2019 and for persons who cease to participate in the plan prior to that date. In addition, the Act modifies the indexation rates subsequently applicable. In 2017-2018, the value of obligations was also reduced by $3 M following the amendments made to certain provisions of the PPUQ.

(5) The Government's obligations regarding certain pension credits acquired following the transfer of supplemental pension plans to RREGOP correspond to the actuarial value of these acquired pension credits or to the actuarial value of the fund created to provide for their payment, whichever is higher.

143

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

16.  Pension plans and other employee future benefits (cont'd)

Actuarial valuations

Every three years, the value of obligations relating to accrued benefits under the pension plans is determined by actuarial valuations. The value of these obligations is extrapolated for the period between two actuarial valuations.

Retraite Québec actuaries conduct actuarial valuations for all of the plans, except the PPUQ, whose valuation is prepared by an actuary firm from the private sector. The value as at March 31, 2019 of obligations relating to accrued benefits was determined using actuarial valuations as at December 31 of the years presented in the table below:

Date of the most recent actuarial valuations

Note: The filing year corresponds to the government fiscal year for which an actuarial valuation of the plan is required, based on the timetable for preparing the valuation.

144

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

16.  Pension plans and other employee future benefits (cont'd)

Main economic assumptions used

(percent)

Changes in the assumptions used in actuarial valuations may lead to an increase or decrease in the value of obligations relating to accrued benefits. The table presented below shows the impact of a change in the main assumptions on the value of obligations for the four main pension plans, i.e. RREGOP - regular service, the PPMP - regular service, the TPP and the CSSP. The table also shows the impact of a half-year difference in life expectancy. According to current assumptions for RREGOP, the life expectancy of beneficiaries aged 60 is 26.3 years for a man and 29.5 years for a woman.

Impact of a change in the main assumptions on the value of obligations relating to accrued benefits under the four main pension plans

145

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

16.  Pension plans and other employee future benefits (cont'd)

Change in the adjusted market value of the RPSF
and specific pension plan funds

(millions of dollars)

(1) In accordance with the Act to foster the financial health and sustainability of the Pension Plan of Management Personnel and to amend various legislative provisions (S.Q. 2017, chapter 7), assented to in May 2017, the Government now covers the portion of benefits payable by participants to pensioners who retired before January 1, 2015 or to their assigns, which has increased its obligations by $5 032 M in 2017-2018. In exchange for the covering of these benefits, the Government received a $5 071 M share of the value of the contribution fund of PPMP participants, which was transferred to the RPSF in 2017-2018.

(2) The forecast return on the RPSF is 6.35% (6.35% in 2017-2018); the realized return, based on the market value of investments, was 6.80% (7.41% in 2017-2018).

(3) This item included $196 M ($198 M in 2017-2018) in contributions from participants, government enterprises and organizations not included in the Government's reporting entity.

(4) The Government's obligations regarding certain pension credits acquired following the transfer of supplemental pension plans to RREGOP correspond to the actuarial value of these acquired pension credits or to the actuarial value of the fund created to provide for their payment, whichever is higher.

(5) The market value of the RPSF and the specific pension plan funds totalled $92 799 M ($85 891 M as at March 31, 2018). More precisely, the respective market values of the RPSF, the SPMSQ fund and other specific pension funds deposited with the Caisse de dépôt et placement du Québec were $86 485 M, $902 M and $938 M ($80 017 M, $660 M and $934 M, respectively, as at March 31, 2018). The market value of the PPUQ fund was $4 474 M ($4 280 M as at March 31, 2018).

RPSF investment policy as at March 31 of the current year

The sums deposited in the RPSF are entrusted to the Caisse de dépôt et placement du Québec (CDPQ). The Caisse manages these sums according to the investment policy set by the Minister of Finance. This policy provides for investments in a diversified portfolio that includes fixed income securities (e.g. bonds), inflation-sensitive investments (e.g. actual assets such as real estate assets and infrastructure) and equity.

146

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

16.  Pension plans and other employee future benefits (cont'd)

RPSF portfolio

(percent)

Pension benefits expense

(millions of dollars)

(1) Information on compensations and other contributions as well as on changes to the plans is presented in the additional information accompanying the table "Change in obligations relating to accrued pension plan benefits".

(2) Owing to the reduction of obligations relating to accrued benefits that resulted from the changes to the plans, an additional amortization of actuarial losses of $561 M for the PPMP was recognized in 2017-2018.

Pension plan debt service expense

(millions of dollars)

(1) This income was reduced by $27 M ($204 M in 2017-2018) due to the amortization in actuarial losses related to the RPSF and other specific pension plan funds.

147

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

16.  Pension plans and other employee future benefits (cont'd)

Other employee future benefits

The Government has also introduced other future benefit programs for its employees, which provide for the accumulation of sick leave and the payment of survivor's pensions. The Université du Québec and its constituent universities also offer their employees certain lump-sum payments upon early retirement as well as a retiree group insurance plan. These programs give rise to long-term obligations for the Government, which generally covers all of the costs.

Accumulated sick leave

Certain public service employees and teachers in the school board network can accumulate, in a reserve, the unused sick leave days they are entitled to annually.

Since fiscal year 2015-2016, new collective agreements have been entered into with the unions that represent most of the employees subject to the Public Service Act (CQLR, chapter F-3.1.1). These new agreements have modified the terms and conditions for the accumulation and use of the sick leave days of these employees. These terms and conditions came into force between April 1, 2017 and April 1, 2019. The number of unused sick leave days that may be accumulated in a reserve is limited to 20 days. This reserve is convertible into cash in its entirety in the event of termination of the employment relationship and may not be used during preretirement leave. As for sick leave days accumulated as at the March 31 prior to the coming into force of these new terms and conditions, minus the days originally transferred to the reserve, they may continue to be used within the framework of preretirement leave up to the expiry date prescribed in the agreement, which varies between March 31, 2022 and March 31, 2024. The balance of these unused days at the expiry date will be convertible into cash at the rate of 70%.

In the case of employees subject to the Public Service Act (CQLR, chapter F-3.1.1) who were not affected by the terms and conditions for the accumulation and use of sick leave, the days accumulated in the reserve can be utilized as fully paid leave days in certain situations provided for in the collective agreements or for preretirement leave. In case of termination of employment, retirement or death, public service employees receive in money 50% of the value of these accumulated days, up to an amount representing the equivalent of 66 days' salary. Teachers receive in money the total value of the accumulated days.

The Financial Administration Act authorizes the Minister of Finance to deposit money with the Caisse de dépôt et placement du Québec, up to an amount equal to the value of its obligation relating to accumulated sick leave in order to build up the Accumulated Sick Leave Fund. The purpose of this fund is to provide for the payment of some or all of the benefits due to employees for accumulated sick leave.

148

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

16.  Pension plans and other employee future benefits (cont'd)

Survivor's Pension Plan

The Survivor's Pension Plan stipulates that a pension is paid to the spouse and dependent children following the death of an eligible person. The plan chiefly covers management and similar personnel in the public and parapublic sectors. The Government pays amounts into a fund at the Caisse de dépôt et placement du Québec, reserved exclusively for the payment of benefits earned by plan beneficiaries.

149

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

16.  Pension plans and other employee future benefits (cont'd)

Other employee future benefits liability

(millions of dollars)

(1) The amortization period for actuarial gains and losses varies from 13 to 15 years for accumulated sick leave, while it is 18 years for the Survivor's Pension Plan and 12 and 13 years for Université du Québec programs.

Change in obligations relating to accrued other employee future benefits

(millions of dollars)

(1) The value of obligations was reduced by $7 M as at March 31, 2018 due to agreements concluded in 2017-2018 with unions representing some of the employees subject to the Public Service Act.

150

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

16.  Pension plans and other employee future benefits (cont'd)

Actuarial valuations

Every three years, the value of obligations relating to accrued other employee future benefits is determined by actuarial valuations. For the period between two actuarial valuations, this value is extrapolated. The value of obligations as at March 31, 2019 was determined using actuarial valuations dated March 31, 2019 for accumulated sick leave, December 31, 2018 for the Survivor's Pension Plan and December 31, 2016 for Université du Québec programs.

Main long-term economic assumptions used

(percent)

Change in the adjusted market value of other employee future benefit funds

(millions of dollars)

(1) The forecast returns on the assets of the Accumulated Sick Leave Fund and the Survivor's Pension Plan Fund both amounted to 6.35% (6.35% in 2017-2018); the realized returns, based on the market value of investments, were 6.80% and 4.24% respectively (7.54% and 7.50% respectively in 2017-2018).

(2) The market values of the Accumulated Sick Leave Fund and the Survivor's Pension Plan Fund, deposited with the Caisse de dépôt et placement du Québec, were $1 430 M and $460 M respectively ($1 339 M and $460 M respectively as at March 31, 2018).

151

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

16.  Pension plans and other employee future benefits (cont'd)

Accrued benefits expense relating to other employee future benefits

(millions of dollars)

Debt service expense relating to other employee future benefits

(millions of dollars)

(1) This income is increased by the amortization of $12 M ($10 M in 2017-2018) in actuarial gains related to the Accumulated Sick Leave Fund and reduced by the amortization of $2 M ($3 M in 2017-2018) in actuarial losses related to the Survivor's Pension Plan Fund.

152

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

17.  Risk management and derivative instruments

To meet the financial requirements arising from its operations and investment activities and from the repayment of borrowings that are maturing, the Government has provided itself with an annual financing and debt-management program targeting Canadian and international financial markets.

Participation in these markets involves various types of risk. Therefore, the Government devises risk-management strategies using the different derivative instruments at its disposal.

Foreign exchange risk

Foreign exchange risk is the risk that the cash flows needed to pay the interest and repay the principal on borrowings in foreign currency will vary according to exchange market fluctuations. To manage this risk, the Government uses derivative instruments such as currency swap contracts and foreign exchange forward contracts. These contracts, whose purpose is to exchange cash flows from one currency to another, will mature at various dates up to 2037. In managing foreign exchange risk, the Government also acquires assets in foreign currency within its sinking funds for borrowings.

As at March 31, 2019 and 2018, after taking into account derivative instruments used to manage foreign exchange risk and assets in foreign currency held in sinking funds for borrowings, 100% of the structure of the debt was in Canadian dollars. This percentage is calculated on the basis of the Government's gross debt.[1] A change of 1% in the Canadian dollar in relation to foreign currencies would not have a significant impact on the gross debt[1] and debt service.

Debt service takes into account foreign exchange gains of $79 million ($32 million in 2017-2018).

Interest rate risk

Interest rate risk is the risk that debt service will vary according to interest rate fluctuations. To reduce its exposure to interest rate risk, the Government uses interest rate swap contracts or other types of derivative instruments. Interest rate swap contracts make it possible to exchange payments of interest at fixed rates for payments of interest at variable rates, or vice versa, on the basis of a reference par value.

After taking into account derivative instruments used to manage interest rate risk, the structure of the debt was 89% at fixed interest rates and 11% at variable interest rates (88% at fixed interest rates and 12% at variable interest rates as at March 31, 2018). These percentages are calculated on the basis of the Government's gross debt.[1] The debt at fixed rates is the debt that will not mature and not be subject to a change of interest rate in the coming fiscal year.

____________________________________________

[1]           Gross debt including advance borrowings.

153

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

17.  Risk management and derivative instruments (cont'd)

Credit risk

Credit risk is the risk that a counterparty will default on its contractual obligations. To protect itself from such a risk within the scope of derivative instrument transactions, the Government has adopted a credit risk management policy that limits potential counterparty losses. In accordance with this policy, the Government uses over-the-counter derivative instruments only with counterparties with which it has concluded framework agreements.

A credit limit is set for each counterparty based mainly on its credit rating. When this limit is exceeded, a process is implemented to ensure compliance with the limit set with the counterparty. Under certain framework agreements, credit overruns receive credit support that may be covered through short-term securities or cash.

The Government deals with major financial institutions that receive credit ratings from at least two credit rating agencies, one of which must be Standard & Poor's or Moody's. When a transaction agreement comes into effect, the institution must have a rating of A or higher from at least one of these agencies. As at March 31, 2019 and 2018, 100% of the transactions in effect met this criterion.

Liquidity risk

Liquidity risk is the risk that the Government will not be able to meet its financial commitments over the short term. To offset this risk, the general fund of the Consolidated Revenue Fund has lines of credit totalling C$1 165 million with various Canadian banking institutions. As at March 31, 2019, the outstanding amount of these lines of credit was $2 million. As at March 31, 2018, these lines of credit were not being used.

The general fund of the Consolidated Revenue Fund has also concluded a credit agreement totalling U.S. $3 400 million with a Canadian and international banking syndicate. To date, no transactions have been carried out under this credit agreement.

In addition, the general fund of the Consolidated Revenue Fund keeps, in the sinking fund for government borrowings, prudential liquid assets invested mainly in highly liquid securities of the federal Government. In the event of major disruptions in financial markets, these securities can be sold and the liquid assets recovered rapidly, thus enabling the Government to honour its financial commitments. As at March 31, 2019, the book value of these prudential liquid assets was C$13 219 million (C$13 260 million as at March 31, 2018).

154

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

18.  Debts

Debts by source and by currency

(millions of dollars)

(1) The Government held $11 793 M in securities ($13 247 M as at March 31, 2018), i.e. $9 317 M ($8 527 M as at March 31, 2018) in its sinking funds for borrowings, $1 673 M ($3 036 M as at March 31, 2018) in its short-term investments, $79 M ($743 M as at March 31, 2018) in its portfolio investments and $724 M ($941 M as at March 31, 2018) in its investments in government enterprises. The corresponding securities consisted almost entirely of bonds and notes.

(2) Other currencies included the yen, and the New Zealand and Hong Kong dollars.

(3) Payments to the sinking funds for borrowings stem from commitments made by the Government in contracts concluded when the borrowings were issued. These sinking funds are associated with $73 692 M in debts ($70 371 M as at March 31, 2018).

155

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

18.  Debts (cont'd)

Debts by category

(millions)

(1) These categories included securities issued with a book value of $2 311 M the proceeds of which are allocated to specific projects with environmental benefits. As at March 31, 2019, allocated assets with a book value of $265 M were included in the cash line item ($375 M in the short term investments line item as at March 31, 2018).

(2) Sums received (paid) as security for credit support under credit risk management agreements. Additional information is provided in Note 17, "Risk management and derivative instruments".

156

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

18.  Debts (cont'd)

Debts by category (cont'd)

(millions of dollars)

As at March 31			
	2019		2018	
	In monetary units	Equivalent in Canadian dollars	In monetary units	Equivalent in Canadian dollars
Debts contracted on financial markets				
Total brought forward		**216 921**		**222 219**
In Swiss francs				
Bonds and notes	1 024	1 375	1 224	1 650
Currency swap contracts	(1 025)	(1 376)	(1 225)	(1 651)
	(1)	**(1)**	**(1)**	**(1)**
In yens				
Bonds and notes	21 000	253	27 700	336
Currency swap contracts	(21 000)	(253)	(27 700)	(336)
	—	—	—	—
In New Zealand dollars				
Bonds and notes	115	104		
Currency swap contracts	(115)	(104)		
	—	—	—	—
In Hong Kong dollars				
Bonds and notes	540	92	540	89
Currency swap contracts	(540)	(92)	(540)	(89)
	—	—	—	—
Sub-total		**216 920**		**222 218**
Less				
Sinking funds relating to borrowings				
In Canadian dollars	20 060	20 060	17 438	17 438
In U.S. dollars	3 184	4 255	4 177	5 386
In euros	1 011	1 516	1 011	1 604
		25 831		**24 428**
Sub-total		**191 089**		**197 790**
Debts arising from agreements and contracts				
In Canadian dollars				
Private-public partnership agreements	3 871	3 871	3 922	3 922
Capital leases	228	228	237	237
Sub-total	**4 099**	**4 099**	**4 159**	**4 159**
Total debts before deferred foreign exchange gains		**195 188**		**201 949**
Deferred foreign exchange gains		194		257
		195 382		**202 206**

157

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

18.  Debts (cont'd)

Sinking funds for borrowings

Statement of change in the balance of funds
(millions of dollars)

_____________________________________________________________

Sinking funds for borrowings

Statement of financial position
(millions of dollars)

(1) As part of its operations related to risk management, the Government gives as security financial securities. As at March 31, 2019, the Government had given investment securities included in the sinking funds for borrowings, whose book value was $89 M ($33 M as at March 31, 2018).

158

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

18.  Debts (cont'd)

Debt repayment schedule by currency

(millions of dollars)

(1) In regard to callable savings products totalling $1 237 M, the schedule provides for the repayment of $759 M in 2020, $173 M in 2021, $109 M in 2022, $70 M in 2023, $41 M in 2024 and $85 M in 2025-2029.

(2) The maturity of debts in Canadian dollars contracted on financial markets takes into account the repayment of $3 879 M in treasury bills and $4 488 M in short-term borrowings for 2020.

Schedule for debt repayment by sinking funds for borrowings, by currency

(millions of dollars)

159

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

18.  Debts (cont'd)

Weighted average interest rate of debts by currency

(percent)

Note: The interest rate for each currency corresponds to the weighted average effective rate on debts in effect as at March 31, excluding interest rate and currency swap contracts. The interest rate, in Canadian dollars, is established taking into account debts arising from private-public partnership agreements and capital leases with an average term of 36 years. The weighted average interest rate for these agreements and contracts was 4.72% (4.71% as at March 31, 2018). As for the global rate, it is also determined by taking into account interest rate and currency swap contracts.

Debts arising from private-public partnership agreements and capital leases

(millions of dollars)

(1) Private-public partnership agreements are contracts that provide for the design, construction, financing and maintenance of fixed assets by a private partner and, in some cases, for the operation of those assets by the partner. The debts related to these private-public partnership agreements have a term of 25 to 39 years.

160

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

19.  Fixed assets

Fixed assets are recorded at cost. They are depreciated on a straight-line basis over their useful life.

Categories	Useful life

Buildings(1) (Institutional and operational buildings, leasehold improvements, etc.)	10 to 50 years
Facilities(1) (Organization and development of natural spaces: land, parks, forests, watercourses, etc.)	5 to 20 years
Complex networks(2) (Road, maritime and air transportation infrastructures, natural resource development networks, dams and other large structures, etc.)	10 to 60 years
Equipment(1) (Transport vehicles, machinery, office furniture and equipment, specialized medical, educational, scientific and industrial equipment, etc.)	3 to 30 years
Data processing and office automation equipment(3) (Computers, printers and other peripheral devices, software, telecommunication, radiocommunication and information processing equipment, etc.)	3 to 10 years
Development of data processing systems(3),(4) (Design, production and implementation of data processing systems, including the cost of equipment and software acquired for this purpose)	5 to 10 years

(1) These categories include fixed assets rented under capital leases and those acquired under private-public partnership agreements.

(2) This category includes fixed assets acquired under private-public partnership agreements.

(3) These categories include fixed assets rented under capital leases.

(4) Certain modules of the data processing system Solution d'affaires en gestion intégrée des ressources (SAGIR) are depreciated on a straight-line basis over a life of 4 to 22 years.

161

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

19.  Fixed assets (cont'd)

Change in fixed assets by category

(millions of dollars)

(1) Financing charges of $140 M ($64 M in 2017-2018) were capitalized during the fiscal year in the cost of the fixed assets. In addition, fixed assets acquired during the fiscal year through government transfer or through donation, including those acquired for a nominal value, were recorded at their fair value, i.e. $26 M ($2 M in 2017-2018).

162

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

19.  Fixed assets (cont'd)

Fixed assets rented under capital leases

(millions of dollars)

(1) The depreciation expense for these fixed assets for 2018-2019 was $11 M ($12 M in 2017-2018).

Fixed assets acquired under private-public partnership agreements

(millions of dollars)

(1) The depreciation expense for these fixed assets for 2018-2019 was $181 M ($147 M in 2017-2018).

Fixes assets under construction, development or improvements (work in progress)(1)

(millions of dollars)

(1) No depreciation expense was recorded for these fixed assets in 2018-2019 and 2017-2018.

163

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

20.  Contractual obligations and contractual rights

A contractual obligation or a contractual right is presented in the notes to the consolidated financial statements when all of the following conditions are met:

  there is a legally enforceable written document dated March 31 giving either party the power to take the matter to court for enforcement;

  either party has lost its discretionary power, that is, the party is likely to have little or no opportunity to modify the written terms and conditions or to withdraw from them on its own and therefore has no other realistic alternative than to settle the obligation;

  the loss of discretionary power will lead to future outflows or inflows of economic resources;

  the transaction or event giving rise to the obligation or right has not yet occurred.

164

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

20.  Contractual obligations and contractual rights (cont'd)

Contractual obligations

(millions of dollars)

(1) Some of the contributions presented in the contractual rights will be used by the Government to meet its contractual obligations. These contractual rights come from the federal government and other third parties and will partially offset the contractual obligations as follows:

(2) The portion of agreements that does not meet the criteria for the recognition of a transfer expenditure on the date of the consolidated financial statements is presented in contractual obligations. A transfer expenditure is recognized once it has been duly authorized in accordance with the governance rules of the entity that granted the transfer and the recipient has satisfied all the eligibility criteria.

(3) In addition to these amounts, the Government subsidizes the interest that will be covered by the recipients in subsequent years, estimated at $6 375 M ($5 934 M as at March 31, 2018).

(4) Under certain agreements, the minimum annual payments to be made in the coming years are subject to indexation.

(5) In March 2018, the Government concluded agreements with the general practitioners and specialists federations setting the terms and conditions and the amounts of the overall budgetary envelopes provided for their remuneration until March 31, 2023. These agreements include the terms and conditions for spreading certain amounts already granted under previous agreements, which will be paid by March 31, 2027. Contractual obligations arising from remuneration consisted of $33 992 M for the overall budgetary envelopes ($41 648 M as at March 31, 2018), including $3 859 M for spreading ($4 408 M as at March 31, 2018), and $272 M for liability insurance ($337 M as at March 31, 2018).

(6) Contractual obligations related to the supply of goods and services and the acquisition of fixed assets included respectively an amount of $7 128 M and $392 M stemming from private-public partnership agreements (respectively $7 281 M and $478 M as at March 31, 2018).

165

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

20.  Contractual obligations and contractual rights (cont'd)

Contractual obligations related to operating expenses and expenses related to the acquisition of fixed assets

In addition to the contractual obligations presented in the previous table, the Government entered into contracts with various suppliers that include cancellation clauses with no penalties. Among these, the most significant contracts relate to the development, upgrading, preservation and maintenance of the government's road infrastructures totalling $1 558 million as at March 31, 2019 ($1 722 million as at March 31, 2018). The government retains a discretionary right as to the moment it can terminate these contracts.

166

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

20.  Contractual obligations and contractual rights (cont'd)

Breakdown of contractual obligations related to transfer expenditures - Agreements concerning non-capital expenditures
(millions of dollars)

As at March 31	
	2019	2018 (restated)
Health and Social Services		
Residential and long-term care services	1 823	1 800
Community and volunteer action	1 111	1 618
Maintenance of ambulance services available to the population	395	765
Support for health organizations	220	54
First responders service for the delivery of emergency prehospital care in Montréal	55	62
Other agreements	17	21
	3 621	**4 320**
Education and Culture		
Development and promotion of culture	175	245
Development and promotion of recreation, sports and physical activity	56	68
Other agreements	95	45
	326	**358**
Economy and Environment		
Recognition of the metropolis status of Ville de Montréal	2 897	2 754
Research and development	456	473
Development of the labour market	375	354
Partnership agreement with the municipalities	348	681
Social, community and affordable housing	294	289
Management, development and promotion of Québec's regions and territories	241	105
Support for businesses	184	146
Project to build the Réseau express métropolitain ‾ Moving of public utilities and decontamination of soil	171	171
Management and economic development of forests, wildlife and parks	140	134
Management, development and promotion of the farming and agrifood sector	134	108
Sustainable development, environmental protection, biodiversity promotion and fight against climate change	122	150
Development and promotion of tourism	90	133
Québec's energy transition policy	88	25
Funding of the actuarial deficits of Québec City and the metropolis	69	79
Other agreements	94	77
	5 703	**5 679**
Total carried forward	**9 650**	**10 357**

167

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

20.  Contractual obligations and contractual rights (cont'd)

Breakdown of contractual obligations related to transfer expenditures - Agreements concerning non-capital expenditures (cont'd)

(millions of dollars)

(1) This agreement provides for annual transfer payments over a period of 50 years, i.e. from 2002-2003 to 2051-2052. The payments to be made correspond to the higher of $70 M or that amount indexed to take into account the change in the value of hydroelectric production, mining and forest harvesting in the territory covered by the agreement.

(2) The minimum annual payments provided for in the coming years amount to $20 M and they are subject to indexation until 2027.

(3) The minimum annual payments provided for in the coming years amount to $79 M and they are subject to indexation until 2028.

(4) The minimum annual payments provided for in the coming years amount to $24 M and they are subject to indexation until 2027.

168

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

20.  Contractual obligations and contractual rights (cont'd)

Obligations related to transfer expenditures - Agreements concerning non-capital expenditures

Additional information on the Réseau express métropolitain (REM)

In addition to investments related to the construction of the REM and other contractual obligations of the Government and Hydro-Québec with respect to this project, the Government intends to offer financial support equal to 85% of the additional cost related to the commissioning of the REM in order to ensure its sustainability. This contribution will be made through the Autorité régionale de transport métropolitain, which has concluded a 99-year agreement on the public transit services that the company operating the REM will have to provide. The nature of this financial support has not yet been determined, which means that no sums in this regard have been included in contractual obligations as at March 31, 2019.

169

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

20.  Contractual obligations and contractual rights (cont'd)

Schedule of contractual obligations by expenditure category

(millions of dollars)

(1) The borrowings were contracted by the recipients as follows:

(2) In the case of transfers for the repayment of the principal on borrowings that are to be contracted by recipients and whose maturity date is still not known, the date is established on the basis of grants' probable payment periods depending on the type of recipients, i.e. 25 years for university establishments, 20 years for municipalities and municipal bodies, 20 or 10 years for public transit authorities and 5 years for other recipients.

(3) Contractual obligations relating to agreements whose amounts will be paid in perpetuity are established for a period of 30 years. In particular, this schedule includes contractual obligations arising from a transfer agreement for the recognition of the metropolis status of Ville de Montréal. The agreement provides for minimum annual payment of $89 M in perpetuity, subject to indexation.

170

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

20.  Contractual obligations and contractual rights (cont'd)

Contractual rights by revenue category

(millions of dollars)

(1) When an agreement has no fixed term, the contractual rights related to the agreement are determined for only one fiscal year, unless the federal government or a third party not included in the reporting entity informed the Government of the value of the contractual right for subsequent years. Contractual rights for these agreements may be more important.

171

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

20.  Contractual obligations and contractual rights (cont'd)

Contractual rights (cont'd)

Schedule of contractual rights by revenue category

(millions of dollars)

172

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

21.  Loan guarantees and other guaranteed financial initiatives

Under its various financial assistance programs, the Government guarantees borrowings and other financial initiatives by third parties. The guarantees ensure the payment of all or part of the principal, the interest or both the principal and interest on debts or financial initiatives if the borrower fails to pay.

Loan guarantees and other guaranteed financial initiatives by category of third party

(millions of dollars)

Loan guarantees and other guaranteed financial initiatives contracted by businesses

(millions of dollars)

(1) The guarantees were granted by the Government under the Act respecting Investissement Québec (CQLR, chapter I-16.0.1). In addition to loan guarantees, the guarantees include loss and payment guarantees introduced to facilitate the funding of aircraft purchasers.

(2) This total excluded $72 M in authorized loan guarantees that were not yet in effect ($151 M as at March 31, 2018).

(3) As at March 31, 2019, the Economic Development Fund has received significant securities and sureties for 99% of the nominal balance of its guarantee portfolio.

As for loan guarantees and other guaranteed financial initiatives granted by other entities within the reporting entity, the value of securities and sureties received in consideration of the guarantees was $12 M ($15 M as at March 31, 2018).

173

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

21.  Loan guarantees and other guaranteed financial initiatives (cont'd)

Loan guarantees and other guaranteed financial initiatives contracted by non-profit organizations and cooperatives

(millions of dollars)

(1) These guarantees are granted by the Government under the Act respecting the Société d'habitation du Québec (CQLR, chapter S-8).

The Government guarantees borrowings with financial institutions contracted by non-profit organizations and cooperatives for periods of 25 or 35 years following the approval of an extension by the Government. The principal and interest associated with these borrowings are covered by the non-profit organization or the cooperative. The borrowings finance the cost of acquiring buildings. As at March 31, 2019, these guarantees totalled $2 055 M ($1 974 M as at March 31, 2018).

In addition, the Government has concluded agreements with the Canada Mortgage and Housing Corporation (CMHC) under which it is committed to pay certain amounts to the CMHC as compensation for losses incurred when a borrower defaults on payment because a project is in difficulty. The guarantees granted cover 25-year periods, except if they are related to borrowings granted for projects in urban regions under the private non-profit housing program, in which case they cover periods of 35 years. The payment of the principal and interest associated with these borrowings is covered by the organizations concerned. The borrowings finance the cost of acquiring buildings. As at March 31, 2019, these guarantees totalled $134 M ($153 M as at March 31, 2018).

In addition, as part of its programs, the Government may guarantee borrowings contracted to fund activities related to the construction of northern housing. As at March 31, 2019, these guarantees totalled $14 M ($15 M as at March 31, 2018).

(2) The total value of securities and surety received against guarantees was $31 M ($30 M as at March 31, 2018).

Loan guarantees and other guaranteed financial initiatives contracted by forest, farm and fisheries producers

(millions of dollars)

(1) These guarantees are granted by the Government under the Act respecting La Financière agricole du Québec (CQLR, chapter L-0.1). This amount corresponds to balances of principal and interest on borrowings for which La Financière agricole du Québec reimburses the lenders' residual losses and related charges. The producers' assets are held as security by the lenders; they consist particularly of farm or forest production units, milk quotas and surety.

(2) This amount excluded $738 M in authorized loan guarantees not yet in effect ($532 M as at March 31, 2018).

174

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

21.  Loan guarantees and other guaranteed financial initiatives (cont'd)

Loan guarantees contracted by students

(millions of dollars)

Note: These guarantees are granted by the Government under the Act respecting financial assistance for education expenses (CQLR, chapter A-13.3). It guarantees the reimbursement of losses of principal and interest to lending institutions.

(1) These borrowings bear interest at the banker's acceptance rate plus 150 basis points. The interest that will be subsidized by the Government in subsequent years is estimated at $140 M ($132 M as at March 31, 2018).

175

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

22.  Contingencies

Contingent liabilities

Legal proceedings and disputes

A number of claims have been instituted against the Government, which is also involved in legal proceedings before the courts. These different disputes result from breaches of contract and damages suffered by individuals or property. In some cases, the amounts claimed are mentioned, in others, no mention is made of them. Claims for which an amount has been established total $2 706 million, after deducting the allowances taken by the Government in this regard. Since the outcome of these disputes is uncertain, the Government cannot determine its potential losses. The Government records an allowance for a given claim under "Accounts payable and accrued expenses" only once it appears likely that the claim will give rise to a disbursement and the amount payable can be reasonably estimated.

Some of Québec's Aboriginal communities have instituted legal proceedings involving $10 073 million in damages and interest against the Government for land claims, the recognition of certain ancestral rights and other related questions. These files are at different stages (some proceedings being currently suspended or inactive) and should eventually be resolved through negotiations, rulings or the abandonment of proceedings by applicants. Since the outcome of these files is uncertain, the Government cannot determine its potential losses.

As at March 31, 2019, complaints had been filed against the Government by some of its employees and some of the unions representing them pursuant to the application of the Pay Equity Act, particularly within the framework of pay equity audits conducted in 2010 and 2015 for the parapublic sector plan. The Government records an allowance for a given job class targeted by complaints when a compensation adjustment will probably be made for that job class and the Government can reasonably estimate the amount that it will have to disburse. The estimation method used to value the liability includes the assumptions deemed most probable by the Government.

Provisions made in respect of certain legal proceedings and disputes are subject to measurement uncertainty. It is possible that these provisions will change significantly over the course of the year. Since the disclosure of information could have a negative impact on the outcome of these legal proceedings and disputes, information regarding the amounts and the extent of the uncertainty associated with them is not provided.

176

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

22.  Contingencies (cont'd)

Environmental liability

The Government has recorded an environmental liability for the cost of remediating contaminated sites under its responsibility or likely to come under its responsibility to the extent that the amount can be estimated. An amount of $3 008 million is presented as at March 31, 2019 under the heading "Other liabilities" for the 1 804 sites inventoried. Different methods are used to estimate remediation and management costs. The amount estimated for each file has been increased to take into account the degree of precision of the method used. Thus, the environmental liability recorded as at March 31, 2019 takes into account an increase of $804 million in costs ($904 million as at March 31, 2018).

In some cases, the probability that the Government will have to cover the remediation cost could not be established. In others, the value of the costs it will have to assume could not be estimated. In addition, the Government has no plans to remediate certain sites because they do not pose a threat to public health and safety or it is not very likely that the contamination will have a significant impact on the environment. In such situations, no liability is recorded.

177

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

23.  Cash flow information

Items not affecting cash flow

(millions of dollars)

(1) This item includes compensations paid by the Government into the contribution funds of participants in the Government and Public Employees Retirement Plan (RREGOP) and the Pension Plan of Management Personnel (PPMP).

178

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

23.  Cash flow information (cont'd)

Change in assets and liabilities related to operations

(millions of dollars)

Net financial requirements and financing transactions

(millions of dollars)

(1) For the purposes of net financial requirements and financing transactions, cash flow provided by operating activities included the change in cash, notes on hand and outstanding deposits as well as outstanding cheques. As at March 31, 2019, the book value of cash, notes on hand and outstanding deposits was $319 M ($331 M as at March 31, 2018) and that of outstanding cheques was $879 M ($1 133 M as at March 31, 2018).

179

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

23.  Cash flow information (cont'd)

Additional information

(millions of dollars)

Non-cash transactions

(millions of dollars)

Note: These non-cash transactions stem mainly from private-public partnership agreements. In 2017-2018, these transactions also resulted from the government engagement for the portion of benefits payable by participants to pensioners of the Pension Plan of Management Personnel (PPMP) who retired before January 1, 2015 or their assigns. In exchange, the Government received a share of the value of the contribution fund of PPMP participants, which was transferred to the Retirement Plans Sinking Fund.

180

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

24.  Related party information

The Government is a related party to its key management personnel, their close relatives and entities for which one or more of those people have the power to guide financial and administrative decisions. The Government's main management personnel are ministers, deputy ministers, and presidents and executive directors or their equivalent.

During fiscal 2018-2019, the government did not conduct any material related party transactions at a value other than that which would have been established if the parties had not been related.

181

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

25.  Comparative figures

Certain comparative figures for 2017-2018 have been reclassified to reflect the presentation adopted in 2018-2019.

182

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

APPENDIX 1

National Assembly, appointed persons, government departments and bodies whose financial transactions were conducted from
the general fund of the Consolidated Revenue Fund

National Assembly

Persons Appointed by the National Assembly

 Auditor General

 Chief Electoral Officer1

 Lobbyists Commissioner

 Public Protector

 The Ethics Commissioner

Departments and bodies

Affaires municipales et Habitation

 Commission municipale du Québec

 Office de la protection du consommateur

 Régie du logement

Agriculture, Pêcheries et Alimentation

 Commission de protection du territoire agricole du Québec

 Régie des marchés agricoles et alimentaires du Québec

Conseil du trésor

 Commission de la fonction publique

Conseil exécutif

 Commission d'accès à l'information

Culture et Communications

Commission de toponymie

 Conseil du patrimoine culturel du Québec

Conseil supérieur de la langue française

Office québécois de la langue française

Économie et Innovation

 Commission de l'éthique en science et en technologie

Éducation et Enseignement supérieur

 Comité consultatif sur l'accessibilité financière aux études

 Commission consultative de l'enseignement privé

 Commission d'évaluation de l'enseignement collégial

 Conseil du statut de la femme

 Conseil supérieur de l'éducation

Énergie et Ressources naturelles

Environnement et Lutte contre les changements climatiques
 Bureau d'audiences publiques sur l'environnement

183

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

APPENDIX 1

National Assembly, appointed persons, government departments and bodies whose financial transactions were conducted from
the general fund of the Consolidated Revenue Fund (cont'd)

Famille

 Curateur public

Finances

Forêts, Faune et Parcs

Immigration, Diversité et Inclusion

Justice

 Comité de la rémunération des juges

 Comité de la rémunération des procureurs aux poursuites criminelles et pénales

 Commission des droits de la personne et des droits de la jeunesse

 Conseil de la justice administrative

 Conseil de la magistrature

 Directeur des poursuites criminelles et pénales

 Tribunal des droits de la personne

Relations internationales et Francophonie

Revenu2

Santé et Services sociaux

 Commissaire à la santé et au bien-être

 Office des personnes handicapées du Québec

Sécurité publique

 Bureau des enquêtes indépendantes

 Bureau du coroner

 Comité de déontologie policière

 Commissaire à la déontologie policière

 Commissaire à la lutte contre la corruption

 Commission québécoise des libérations conditionnelles

 Régie des alcools, des courses et des jeux

Tourisme

Transports

 Commission des transports du Québec

Travail, Emploi et Solidarité sociale

 Commission des partenaires du marché du travail

(1) The Chief Electoral Officer is also Chair of the Commission de la représentation électorale.

(2) Transactions of the general fund of the Consolidated Revenue Fund related to the enforcement or administration of any statute under the responsibility of the Minister of Revenue are administered by the Agence du revenu du Québec.

184

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

APPENDIX 2

Government bodies, special funds and sinking funds

Bodies1

Agence du revenu du Québec

Autorité des marchés financiers

Autorité des marchés publics

Bibliothèque et Archives nationales du Québec

Centre de la francophonie des Amériques

Centre de recherche industrielle du Québec

Centre de services partagés du Québec

Commission de la capitale nationale du Québec

Commission des services juridiques

Conseil de gestion du Fonds vert

Conseil des arts et des lettres du Québec

Conservatoire de musique et d'art dramatique du Québec (June 30)

Corporation d'urgences-santé

École nationale de police du Québec2 (June 30)

École nationale des pompiers du Québec2 (June 30)

Financement-Québec

Fondation de la faune du Québec

Fonds d'aide aux actions collectives

Fonds de l'assurance médicaments - Prescription Drug Insurance Fund

Fonds de recherche du Québec-Nature et technologies - Québec Research Fund-Nature and Technology

Fonds de recherche du Québec-Santé - Québec Research Fund-Health

Fonds de recherche du Québec-Société et culture - Québec Research Fund-Society and Culture

Héma-Québec

Institut de la statistique du Québec

Institut de tourisme et d'hôtellerie du Québec (June 30)

Institut national d'excellence en santé et en services sociaux

Institut national de santé publique du Québec

Institut national des mines

La Financière agricole du Québec

Musée d'art contemporain de Montréal

Musée de la civilisation

Musée national des beaux-arts du Québec

Office de la sécurité du revenu des chasseurs et piégeurs cris - Cree Hunters and Trappers Income Security Board (June 30)

Office des professions du Québec

Office Québec-Monde pour la jeunesse

Régie de l'assurance maladie du Québec

Régie de l'énergie

Régie des installations olympiques (October 31)

Régie du bâtiment du Québec

Société d'habitation du Québec

Société de développement de la Baie-James (December 31)

Société de développement des entreprises culturelles

185

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

APPENDIX 2

Government bodies, special funds and sinking funds (cont'd)

Bodies (cont'd)

Société de financement des infrastructures locales du Québec

Société de l'assurance automobile du Québec (December 31)

Société de la Place des Arts de Montréal (August 31)

Société de télédiffusion du Québec (Télé-Québec) (August 31)

Société des établissements de plein air du Québec

Société des parcs de sciences naturelles du Québec

Société des traversiers du Québec

Société du Centre des congrès de Québec

Société du Grand Théâtre de Québec (August 31)

Société du Palais des congrès de Montréal

Société du parc industriel et portuaire de Bécancour

Société du Plan Nord

Société nationale de l'amiante3

Société québécoise d'information juridique

Société québécoise de récupération et de recyclage

Société québécoise des infrastructures

Transition énergétique Québec

Special funds of the Consolidated Revenue Fund

Access to Justice Fund

Administrative Labour Tribunal (Fund of the)4

Administrative Tribunal of Québec (Fund of the)4

Air Service Fund

Assistance Fund for Independent Community Action

Avenir Mécénat Culture Fund

Cannabis Prevention and Research Fund

Cannabis Sales Revenue Fund

Capitale-Nationale Region Fund

Caregiver Support Fund

Crime Victims Assistance Fund

Early Childhood Development Fund

Economic Development Fund

Educational Childcare Services Fund

Energy Transition Fund

Financing Fund

Financial Markets Administrative Tribunal (Fund of the)4

Fund for the Protection of the Environment and the Waters in the Domain of the State

Generations Fund

Goods and Services Fund

Green Fund

Health and Social Services Information Resources Fund

186

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

APPENDIX 2

Government bodies, special funds and sinking funds (cont'd)

Special funds of the Consolidated Revenue Fund (cont'd)

Health Services Fund

Highway Safety Fund

IFC Montréal Fund

Information Technology Fund of the Ministère de l'Emploi et de la Solidarité sociale

Labour Market Development Fund

Land Transportation Network Fund

Mining and Hydrocarbon Capital Fund

Natural Resources Fund

Northern Plan Fund

Police Services Fund

Public Contracts Fund

Québec Cultural Heritage Fund

Québec Fund for Social Initiatives

Register Fund of the Ministère de la Justice

Rolling Stock Management Fund

Sports and Physical Activity Development Fund

Tax Administration Fund

Territorial Information Fund

Territories Development Fund

Tourism Partnership Fund

University Excellence and Performance Fund

Sinking funds of the Consolidated Revenue Fund

Accumulated Sick Leave Fund

Retirement Plans Sinking Fund

Sinking Fund relating to Borrowings by General and Vocational Colleges in Québec

Sinking Fund relating to Borrowings by Québec Health and Social Services Agencies

Sinking Fund relating to Borrowings by Québec School Boards

Sinking Fund relating to Borrowings by Québec University Establishments

Sinking Fund relating to Government Borrowings

Survivor's Pension Plan Fund

(1) When a fiscal year ends on a date other than March 31, the date is indicated in parentheses. Interim data are then used for the period between the end of the fiscal year and March 31.

(2) No data are available for the period between the end of the fiscal year and March 31.

(3) The Société nationale de l'amiante has ceased its operations. Since June 1, 2016, this entity has been constituted as a legal person established in the public interest governed by the provisions of the Business Corporations Act (CQLR, chapter S-3.1.1).

(4) The financial data for this special fund, which were used for consolidation purposes, also include those pertaining to the body financed by this fund.

187

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

APPENDIX 3

Organizations in the Government's health and social services and education networks

Health and social services network

Integrated health and social services centres

Centre intégré de santé et de services sociaux de Chaudière-Appalaches

Centre intégré de santé et de services sociaux de l'Abitibi-Témiscamingue

Centre intégré de santé et de services sociaux de l'Outaouais

Centre intégré de santé et de services sociaux de la Côte-Nord

Centre intégré de santé et de services sociaux de la Gaspésie

Centre intégré de santé et de services sociaux de la Montérégie-Centre

Centre intégré de santé et de services sociaux de la Montérégie-Est

Centre intégré de santé et de services sociaux de la Montérégie-Ouest

Centre intégré de santé et de services sociaux de Lanaudière

Centre intégré de santé et de services sociaux de Laval

Centre intégré de santé et de services sociaux des Îles

Centre intégré de santé et de services sociaux des Laurentides

Centre intégré de santé et de services sociaux du Bas-Saint-Laurent

Centre intégré universitaire de santé et de services sociaux de l'Est-de-l'Île-de-Montréal

Centre intégré universitaire de santé et de services sociaux de l'Estrie - Centre hospitalier universitaire de Sherbrooke

Centre intégré universitaire de santé et de services sociaux de l'Ouest-de-l'Île-de-Montréal

Centre intégré universitaire de santé et de services sociaux de la Capitale-Nationale

Centre intégré universitaire de santé et de services sociaux de la Mauricie-et-du-Centre-du-Québec

Centre intégré universitaire de santé et de services sociaux du Centre-Ouest-de-l'Île-de-Montréal

Centre intégré universitaire de santé et de services sociaux du Centre-Sud-de-l'Île-de-Montréal

Centre intégré universitaire de santé et de services sociaux du Nord-de-l'Île-de-Montréal

Centre intégré universitaire de santé et de services sociaux du Saguenay-Lac-Saint-Jean

Other public institutions and regional authorities

Centre de santé Inuulitsivik - Inuulitsivik Health Centre

Centre de santé Tulattavik de l'Ungava - Ungava Tulattavik Health Centre

Centre hospitalier de l'Université de Montréal

Centre hospitalier universitaire Sainte-Justine

Centre régional de santé et de services sociaux de la Baie-James

Centre universitaire de santé McGill - McGill University Health Centre

CHU de Québec - Université Laval

CLSC Naskapi

Conseil cri de la santé et des services sociaux de la Baie-James - Cree Board of Health and Social Services of James Bay

Institut de cardiologie de Montréal

Institut national de psychiatrie légale Philippe-Pinel

Institut universitaire de cardiologie et de pneumologie de Québec - Université Laval

Régie régionale de la santé et des services sociaux du Nunavik - Nunavik Regional Board of Health and Social Services

188

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

APPENDIX 3

Organizations in the Government's health and social services and education networks (cont'd)

Education networks

School boards1

Commission scolaire au Coeur-des-Vallées

Commission scolaire Central Québec - Central Québec School Board

Commission scolaire crie - Cree School Board

Commission scolaire de Charlevoix

Commission scolaire de Kamouraska-Rivière-du-Loup

Commission scolaire de l'Estuaire

Commission scolaire de l'Énergie

Commission scolaire de l'Or-et-des-Bois

Commission scolaire de la Baie-James

Commission scolaire de la Beauce-Etchemin

Commission scolaire de la Capitale

Commission scolaire de la Côte-du-Sud

Commission scolaire De La Jonquière

Commission scolaire de la Moyenne-Côte-Nord

Commission scolaire de la Pointe-de-l'Île

Commission scolaire de la Région-de-Sherbrooke

Commission scolaire de la Riveraine

Commission scolaire de la Rivière-du-Nord

Commission scolaire de la Seigneurie-des-Mille-Îles

Commission scolaire de la Vallée-des-Tisserands

Commission scolaire de Laval

Commission scolaire de Montréal

Commission scolaire de Portneuf

Commission scolaire de Rouyn-Noranda

Commission scolaire de Saint-Hyacinthe

Commission scolaire de Sorel-Tracy

Commission scolaire des Affluents

Commission scolaire des Appalaches

Commission scolaire des Bois-Francs

Commission scolaire des Chênes

Commission scolaire des Chic-Chocs

Commission scolaire des Découvreurs

Commission scolaire des Draveurs

Commission scolaire des Grandes-Seigneuries

Commission scolaire des Hautes-Rivières

Commission scolaire des Hauts-Bois-de-l'Outaouais

Commission scolaire des Hauts-Cantons

Commission scolaire des Îles

Commission scolaire des Laurentides

189

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

APPENDIX 3

Organizations in the Government's health and social services and education networks (cont'd)

Education networks (cont'd)

School boards (cont'd)

Commission scolaire des Monts-et-Marées

Commission scolaire des Navigateurs

Commission scolaire des Patriotes

Commission scolaire des Phares

Commission scolaire des Portages-de-l'Outaouais

Commission scolaire des Premières-Seigneuries

Commission scolaire des Rives-du-Saguenay

Commission scolaire des Samares

Commission scolaire des Sommets

Commission scolaire des Trois-Lacs

Commission scolaire du Chemin-du-Roy

Commission scolaire du Fer

Commission scolaire du Fleuve-et-des-Lacs

Commission scolaire du Lac-Abitibi

Commission scolaire du Lac-Saint-Jean

Commission scolaire du Lac-Témiscamingue

Commission scolaire du Littoral

Commission scolaire du Pays-des-Bleuets

Commission scolaire du Val-des-Cerfs

Commission scolaire Eastern Shores - Eastern Shores School Board

Commission scolaire Eastern Townships - Eastern Townships School Board

Commission scolaire English-Montréal - English Montreal School Board

Commission scolaire Harricana

Commission scolaire Kativik - Kativik School Board

Commission scolaire Lester-B.-Pearson - Lester B. Pearson School Board

Commission scolaire Marguerite-Bourgeoys

Commission scolaire Marie-Victorin

Commission scolaire New Frontiers - New Frontiers School Board

Commission scolaire Pierre-Neveu

Commission scolaire René-Lévesque

Commission scolaire Riverside - Riverside School Board

Commission scolaire Sir-Wilfrid-Laurier - Sir Wilfrid Laurier School Board

Commission scolaire Western Québec - Western Québec School Board

Comité de gestion de la taxe scolaire de l'île de Montréal

190

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

APPENDIX 3

Organizations in the Government's health and social services and education networks (cont'd)

Education networks (cont'd)

General and vocational colleges (CEGEPs)1

Cégep André-Laurendeau

Cégep Beauce-Appalaches

Cégep d'Ahuntsic

Cégep de Baie-Comeau

Cégep de Bois-de-Boulogne

Cégep de Chicoutimi

Cégep de Drummondville

Cégep de Granby

Cégep de Jonquière

Cégep de l'Abitibi-Témiscamingue

Cégep de l'Outaouais

Cégep de la Gaspésie et des Îles

Cégep de La Pocatière

Cégep de Lévis-Lauzon

Cégep de Maisonneuve

Cégep de Matane

Cégep de Rimouski

Cégep de Rivière-du-Loup

Cégep de Rosemont

Cégep de Saint-Félicien

Cégep de Saint-Hyacinthe

Cégep de Saint-Jérôme

Cégep de Saint-Laurent

Cégep de Sainte-Foy

Cégep de Sept-Îles

Cégep de Sherbrooke

Cégep de Sorel-Tracy

Cégep de Thetford

Cégep de Trois-Rivières

Cégep de Valleyfield

Cégep de Victoriaville

Cégep du Vieux Montréal

Cégep Édouard-Montpetit

Cégep François-Xavier-Garneau

Cégep Gérald-Godin

Cégep Limoilou

Cégep Lionel-Groulx

Cégep Marie-Victorin

191

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

APPENDIX 3

Organizations in the Government's health and social services and education networks (cont'd)

Education networks (cont'd)

General and vocational colleges (CEGEPs) (cont'd)

Cégep Montmorency

Cégep régional de Lanaudière

Cégep Saint-Jean-sur-Richelieu

Champlain Regional College of General and Vocational Education

Collège d'Alma

Collège Shawinigan

Dawson College

Heritage College

John Abbott College

Vanier College of General and Vocational Education

Université du Québec and its constituent universities2

École de technologie supérieure

École nationale d'administration publique

Institut national de la recherche scientifique

Télé-université

Université du Québec

Université du Québec à Chicoutimi

Université du Québec à Montréal

Université du Québec à Rimouski

Université du Québec à Trois-Rivières

Université du Québec en Abitibi-Témiscamingue

Université du Québec en Outaouais

(1) School boards and colleges have a fiscal year that ends on June 30. Interim data are used for the period between the end of their fiscal year and March 31, except in the case of the Cree School Board. No data are available for that school board for the period from July 1 to March 31.

(2) The financial data of the Université du Québec and its constituent universities that were used for consolidation purposes cover the period from May 1, 2018 to April 30, 2019, the date on which their fiscal year ends. Operations and events relating to these entities that occurred between April 1 and 30, 2019 did not have a material financial impact on the Government's financial position and consolidated results.

192

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

APPENDIX 4

Government enterprises

Capital Financière agricole inc.1

Hydro-Québec (December 31)

Investissement Québec

Loto-Québec

Société des alcools du Québec (fiscal year ended on the last Saturday of the month of March)

Société ferroviaire et portuaire de Pointe-Noire S.E.C.

Société Innovatech du Grand Montréal

Société Innovatech du Sud du Québec

Société Innovatech Québec et Chaudière-Appalaches

Société Innovatech Régions ressources

Société québécoise du cannabis (fiscal year ended on the last Saturday of the month of March)

Note: When the fiscal year of a government enterprise ends on a date other than March 31, the date is indicated in parentheses. Interim data are then used for the period between the end of the enterprise's fiscal year and March 31.

(1) The percentage of the Government's investment in this enterprise is 90.10%.

193

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

APPENDIX 5

Government departments and bodies that conduct fiduciary
transactions not included in the Government's reporting entity

Agence du revenu du Québec

 Fonds des pensions alimentaires

 Unclaimed property (December 31)

Autorité des marchés financiers

 Fonds d'indemnisation des services financiers

Caisse de dépôt et placement du Québec (December 31)

Commission de la construction du Québec (December 31)

Conseil de gestion de l'assurance parentale (December 31)

 Parental Insurance Fund (December 31)

Curateur public

 Accounts under administration (December 31)

La Financière agricole du Québec

 Fonds d'assurance-récolte

 Fonds d'assurance-stabilisation des revenus agricoles

Ministère de la Famille

 Account under administration of the Educational Childcare Services Fund

Ministère de la Sécurité publique

 Fonds central de soutien à la réinsertion sociale (December 31)

Ministère des Finances

 Trust fund under administration of the Bureau général de dépôts pour le Québec

Ministère du Travail, de l'Emploi et de la Solidarité sociale

 Comité Entraide - public and parapublic sectors

 Workforce Skills Development and Recognition Fund

Office de la protection du consommateur

 Cautionnements individuels des agents de voyages

 Fonds d'indemnisation des clients des agents de voyages

Régie des marchés agricoles et alimentaires du Québec

 Fonds d'assurance-garantie

Régie du bâtiment du Québec

 Guarantee fund

194

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

APPENDIX 5

Government departments and bodies that conduct fiduciary
transactions not included in the Government's reporting entity (cont'd)

Retraite Québec (December 31)

Société de l'assurance automobile du Québec

 Fonds d'assurance automobile du Québec (December 31)

Société québécoise de récupération et de recyclage

 Compensation regime for municipal bodies

Note: When a fiscal year ends on a date other than March 31, the date is indicated in parentheses.

195

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

APPENDIX 6

Segment disclosures

Consolidated statement of revenue and consolidated statement of expenditure by government mission

The Government provides segmented financial information for each of its missions. This information is intended to present the resources allocated to support its missions, and to provide users with relevant information for accountability and decision-making purposes. Intersegment transactions are usually evaluated at book value.

The following tables present the revenue sources and costs of each of the Government's missions, namely:

  Health and Social Services, encompasses the activities of the Ministère de la Santé et des Services sociaux and the bodies and special funds that contribute to this mission;

  Education and Culture, encompasses the activities of:

- the Ministère de la Culture et des Communications (except for the debt management sector),

- the Ministère de l'Éducation et de l'Enseignement supérieur (except for the promotion and development of the Capitale-Nationale sector and the status of women sector),

- the Ministère de l'Immigration, de la Diversité et de l'Inclusion,

- the bodies and special funds that contribute to this mission;

  Economy and Environment, encompasses mainly the activities of:

- the Ministère des Affaires municipales et de l'Habitation (except for the sector related to compensation in lieu of taxes and support to municipalities, the sector related to support to ministerial activities, the consumer protection sector and the Commission municipale du Québec sector),

- the Ministère de l'Agriculture, des Pêcheries et de l'Alimentation,

- the Ministère de l'Économie et de l'Innovation,

- the Ministère de l'Éducation et de l'Enseignement supérieur (promotion and development of the Capitale-Nationale sector),

- the Ministère de l'Énergie et des Ressources naturelles,

- the Ministère de l'Environnement et de la Lutte contre les changements climatiques,

- the Ministère des Forêts, de la Faune et des Parcs,

- the Ministère des Relations internationales et de la Francophonie,

- the Ministère du Tourisme,

- the Ministère des Transports,

- the Ministère du Travail, de l'Emploi et de la Solidarité sociale (sector regarding employment assistance measures),

196

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

APPENDIX 6

Segment disclosures (cont'd)

Consolidated statement of revenue and consolidated statement of expenditure by government mission (cont'd)

  Economy and Environment, encompasses mainly the activities of (cont'd):

- the bodies and special funds that contribute to this mission;

  Support for Individuals and Families, encompasses mainly the activities of:

- the Ministère de l'Éducation et de l'Enseignement supérieur (status of women sector),

- the Ministère de la Famille,

- the Ministère de la Justice (access to justice, and compensation and recognition sectors),

- the Ministère du Travail, de l'Emploi et de la Solidarité sociale (sector related to financial assistance measures and administration sector),

- the bodies and special funds that contribute to this mission;

  Administration and Justice, encompasses mainly the activities of:

- the National Assembly and persons appointed by it,

- the Ministère des Affaires municipales et de l'Habitation (sector related to compensation in lieu of taxes and support to municipalities, the sector related to support to ministerial activities, the consumer protection sector and the Commission municipale du Québec sector),

- the Conseil du trésor,

- the Conseil exécutif,

- the Ministère des Finances (except for debt management),

- the Ministère de la Justice (except access to justice sector and compensation and recognition sector),

- the Ministère de la Sécurité publique,

- the Ministère du Travail, de l'Emploi et de la Solidarité sociale (labour sector),

- the Generations Fund,

- the bodies and special funds that contribute to this mission,

In addition, revenue and expenditure related to the application or enforcement of any Act, which are under the responsibility of the Minister of Revenue, are presented in this mission, except for refundable tax credits that meet the definition of a tax-funded transfer. Each of these tax credits is presented in the expenditures of the government mission with which it is associated. Revenue from federal government transfers falling under the responsibility of the Ministère des Finances, i.e. revenue from equalization payments, payments from transfers for health care and for post-secondary education and other social programs, are also presented in this mission;

197

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

APPENDIX 6

Segment disclosures (cont'd)

Consolidated statement of revenue and consolidated statement of expenditure by government mission (cont'd)

  Debt Service: encompasses mainly the activities of the Ministère des Finances (debt management sector).

The revenue and expenditure of each government mission are presented after the eliminations of transactions and balances between the entities and unrealized gains and losses related to transactions on assets and liabilities that remained in the Government's reporting entity. In addition, when an entity's activities are related to several missions, its revenue and expenditure are allocated among the missions concerned.

198

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

APPENDIX 6

Segment disclosures (cont'd)

Consolidated statement of revenue by government mission

(millions of dollars)

199

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

APPENDIX 6

Segment disclosures (cont'd)

Consolidated statement of expenditure by government mission

(millions of dollars)

200

CONSOLIDATED FINANCIAL STATEMENTS 2018-2019

APPENDIX 7

Fiduciary transactions conducted by the Government

Summary of fiduciary transactions conducted
by government departments and bodies

(millions of dollars)

201

PUBLIC ACCOUNTS 2018-2019 – VOLUME 1

APPENDIX 7

Fiduciary transactions conducted by the Government (cont'd)

Summary of fiduciary transactions conducted
by government departments and bodies (cont'd)

(millions of dollars)

(1) The data are as at December 31, 2018, i.e. the end date of the trust fund's fiscal year.

(2) The funds of certain trusts are entrusted in whole or in part to the Caisse de dépôt et placement du Québec (CDPQ). The net assets of the CDPQ, shown at fair value, included $188 010 M in funds entrusted to it by these trusts.

(3) The net assets of the CDPQ include assets taken into account in the Government's consolidated financial statements, particularly those of the Retirement Plans Sinking Fund and the Generations Fund. The fair value of these assets as at March 31, 2019 was $102 381 M.

202